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                                                                     Exhibit 7
================================================================================

                                 $1,250,000,000

                        TENDER FACILITY CREDIT AGREEMENT

                                      among

                           HEXALON REAL ESTATE, INC.,

                            HEAD ACQUISITION, L.L.C.,

                               RODAMCO USA, INC.,
                           DETROIT INVESTMENTS, INC.,
                                745 FIFTH, INC.,
                               REALCO FIFTH, INC.,
                          RNA COAST INVESTMENTS, INC.,
                           MOTOWN MALL LIMITED, INC.,
                              NOVI MALL ASSOCIATES,
                             HEAD ACQUISITION CORP.,

                             HEAD ACQUISITION L.P.,
                                  as Borrower,

                               The Several Lenders
                        from Time to Time Parties Hereto,


                              Cooperatieze Centrale
                         Raiffeisen Boerenleenbank B.A.,
                    "Rabobank International", New York Branch,
                         -------------------------------
                             as Documentation Agent,


                              Bank of America, N.A.,
                         -------------------------------
                              as Syndication Agent,

                                       and

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                          Dated as of November 2, 2000

            CHASE SECURITIES, INC., as Lead Arranger and Book Manager

================================================================================

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                                Table of Contents

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                                                                                                                Page
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Section 1. DEFINITIONS............................................................................................1

         1.1 Defined Terms........................................................................................1
         1.2 Other Definitional Provisions.......................................................................15

Section 2. AMOUNT AND TERMS OF COMMITMENTS.......................................................................16

         2.1 Commitments.........................................................................................16
         2.2 Procedure for Borrowing.............................................................................16
         2.3 Repayment of Loans..................................................................................16
         2.4 Optional Prepayments................................................................................16
         2.5 Commitment Fees, etc................................................................................16
         2.6 Conversion and Continuation Options.................................................................16
         2.7 Limitations on Eurodollar Tranches..................................................................17
         2.8 Interest Rates and Payment Dates....................................................................17
         2.9 Computation of Interest and Fees....................................................................17
         2.10 Inability to Determine Interest Rate...............................................................18
         2.11 Pro Rata Treatment and Payments....................................................................18
         2.12 Requirements of Law................................................................................19
         2.13 Taxes..............................................................................................20
         2.14 Indemnity..........................................................................................21
         2.15 Change of Lending Office...........................................................................22
         2.16 Replacement of Lenders.............................................................................22

Section 3. REPRESENTATIONS AND WARRANTIES........................................................................22

         3.1 Financial Condition.................................................................................23
         3.2 No Change...........................................................................................23
         3.3 Existence; Compliance with Law......................................................................24
         3.4 Power; Authorization; Enforceable Obligations.......................................................24
         3.5 No Legal Bar........................................................................................24
         3.6 Litigation..........................................................................................24
         3.7 No Default..........................................................................................24
         3.8 Ownership of Property; Liens........................................................................24
         3.9 Intellectual Property...............................................................................25
         3.10 Taxes..............................................................................................25
         3.11 Federal Regulations................................................................................25
         3.12 Labor Matters......................................................................................25
         3.13 ERISA..............................................................................................25
         3.14 Investment Company Act; Other Regulations..........................................................26
         3.15 Subsidiaries.......................................................................................26
         3.16 Use of Proceeds....................................................................................26
         3.17 Environmental Matters..............................................................................26
         3.18 Accuracy of Information, etc.......................................................................27
         3.19 Security Documents.................................................................................27
         3.20 Solvency...........................................................................................27

                                                  i
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         3.21 Certain Documents..................................................................................27
         3.22 REIT Status........................................................................................27

Section 4. CONDITIONS PRECEDENT..................................................................................28

         4.1 Conditions to Initial Extension of Credit...........................................................28
         4.2 Conditions to Each Extension of Credit..............................................................31

Section 5. AFFIRMATIVE COVENANTS.................................................................................31

         5.1 Financial Statements................................................................................31
         5.2 Certificates; Other Information.....................................................................32
         5.3 Payment of Obligations..............................................................................32
         5.4 Maintenance of Existence; Compliance................................................................33
         5.5 Maintenance of Property; Insurance..................................................................33
         5.6 Inspection of Property; Books and Records; Discussions..............................................33
         5.7 Notices.............................................................................................33
         5.8 Environmental Laws..................................................................................34
         5.9 Additional Collateral, etc..........................................................................34
         5.10 REIT Status........................................................................................35

Section 6. NEGATIVE COVENANTS....................................................................................35

         6.1 Limitation on Indebtedness..........................................................................35
         6.2 Liens...............................................................................................35
         6.3 Fundamental Changes.................................................................................36
         6.4 Disposition of Property.............................................................................36
         6.5 Restricted Payments.................................................................................37
         6.6 Investments.........................................................................................37
         6.7 Optional Payments and Modifications of Certain Debt Instruments; Synthetic Purchase Agreements......38
         6.8 Transactions with Affiliates........................................................................38
         6.9 Sales and Leasebacks................................................................................38
         6.10 Changes in Fiscal Periods..........................................................................38
         6.11 Negative Pledge Clauses............................................................................38
         6.12 Clauses Restricting Distributions..................................................................39
         6.13 Lines of Business..................................................................................39
         6.14 Amendments to Tender Documents and Merger Documents................................................39

Section 7. EVENTS OF DEFAULT.....................................................................................39


Section 8. THE AGENTS............................................................................................42

         8.1 Appointment.........................................................................................42
         8.2 Delegation of Duties................................................................................42
         8.3 Exculpatory Provisions..............................................................................42
         8.4 Reliance by Administrative Agent....................................................................43
         8.5 Notice of Default...................................................................................43
         8.6 Non-Reliance on Agents and Other Lenders............................................................43
         8.7 Indemnification.....................................................................................44

                                                      ii

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         8.8 Agent in Its Individual Capacity....................................................................44
         8.9 Successor Administrative Agent......................................................................44
         8.10 Documentation Agent and Syndication Agent..........................................................44

Section 9. MISCELLANEOUS.........................................................................................44

         9.1 Amendments and Waivers..............................................................................44
         9.2 Notices.............................................................................................45
         9.3 No Waiver; Cumulative Remedies......................................................................46
         9.4 Survival of Representations and Warranties..........................................................47
         9.5 Payment of Expenses and Taxes.......................................................................47
         9.6 Successors and Assigns; Participations and Assignments..............................................48
         9.7 Adjustments; Set-off................................................................................50
         9.8 Counterparts........................................................................................50
         9.9 Severability........................................................................................50
         9.10 Integration........................................................................................50
         9.11 GOVERNING LAW......................................................................................50
         9.12 Submission To Jurisdiction; Waivers................................................................51
         9.13 Acknowledgements...................................................................................51
         9.14 Releases of Guarantees and Liens...................................................................51
         9.15 Confidentiality....................................................................................52
         9.16 WAIVERS OF JURY TRIAL..............................................................................52
         9.17 Delivery of Addenda................................................................................52

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
SCHEDULES:

1.1A     Commitments
3.15     Subsidiaries
3.19     UCC Filing Jurisdictions
6.1      Existing Indebtedness

EXHIBITS:

A        Form of Guarantee and Collateral Agreement
B        Form of Compliance Certificate
C        Form of Closing Certificate
D        Form of Assignment and Acceptance
E-1      Form of Legal Opinion of Arnall Golden & Gregory, LLP
E-2      Form of Legal Opinion of Winston & Strawn
F        Form of Exemption Certificate
G        Form of Addendum

     CREDIT AGREEMENT (this "AGREEMENT"), dated as of November 2, 2000, among HEAD ACQUISITION, L.P., a Delaware limited partnership (the "BORROWER"), HEXALON REAL ESTATE, INC., a Delaware REIT ("HEXALON"), HEAD ACQUISITION, L.L.C., a Delaware limited liability company ("HEAD LLC"), RODAMCO USA, DETROIT INVESTMENTS, 745 FIFTH, INC., REALCO FIFTH INC., RNA COAST INVESTMENTS, INC., MOTOWN MALL LIMITED, INC., each a Delaware corporation, NOVI MALL ASSOCIATES, a Michigan co-partnership, HEAD ACQUISITION CORP., a Delaware corporation ("HEAD ACQUISITION"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "LENDERS"), Cooperatieze Centrale Raiffeisen Boerenleenbank B.A., "Rabobank International", New York Branch, as documentation agent (in such capacity, the "DOCUMENTATION AGENT"), Bank of America, N.A., as syndication agent (in such capacity, the "SYNDICATION AGENT"), and THE CHASE MANHATTAN BANK, as administrative agent.

                                    RECITALS:

     WHEREAS, on October 2, 2000, the BORROWER made an offer (the "TENDER OFFER") to purchase all outstanding shares of common stock (the "COMMON SHARES"), preferred stock (the "PREFERRED SHARES") and unit voting stock (the "UNIT VOTING SHARES" and, collectively with the Common Shares and the Preferred Shares, the "SHARES"), par value $0.01 per share, of Urban Shopping Centers, Inc., a Maryland REIT (the "TARGET") (other than those held by it and its Affiliates) at a price of $48.00 per share pursuant to an Offer to Purchase, dated October 2, 2000 (the "OFFER TO PURCHASE");

     WHEREAS, pursuant to the Tender Offer, and subject to the terms and conditions set forth in the Offer to Purchase, the Borrower has offered to purchase all validly tendered Shares, subject to the condition that there be tendered not less than a 66-2/3% of the Common Shares, determined on a fully diluted basis, after giving effect to the exercise of any warrants, rights, options or conversion privileges or similar rights and taking into account any Shares held by the Hexalon Entities;

     WHEREAS, the Offer to Purchase was made pursuant to the Agreement and Plan of Merger, dated as of September 25, 2000, among Rodamco North America N.V., a Dutch BI ("RNA"), Hexalon, Borrower, Head Acquisition, the Target and Urban Shopping Centers, L.P., an Illinois limited partnership ("USC L.P.") (the "MERGER AGREEMENT");

     WHEREAS, the Merger Agreement requires that as soon as practicable following the consummation of the Tender Offer, Borrower will effect one or more mergers involving Borrower and the Target (the "MERGER"), with the Borrower as the surviving corporation; and

     WHEREAS, the proceeds of the loans made under this Agreement will be used to finance the purchase of Shares tendered pursuant to the Tender Offer and to refinance certain existing indebtedness of USC L.P., and for the other purposes described herein, the Borrower has requested that the Lenders make the loans set forth herein;

     NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

     1.1 DEFINED TERMS. As used in this Agreement, the terms listed in this
Section 1.1 shall have the respective meanings set forth in this Section 1.1.

     "ABR": for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate

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                                                                              2

in effect on such day plus 1/2 of 1%. For purposes hereof: "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by The Chase Manhattan Bank in connection with extensions of credit to debtors); "BASE CD RATE" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the CD Reserve Percentage and (b) the CD Assessment Rate; and "THREE-MONTH SECONDARY CD RATE" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by The Chase Manhattan Bank from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

     "ABR LOANS": Loans the rate of interest applicable to which is based upon the ABR.

     "ADDENDUM": an instrument, substantially in the form of Exhibit G, by which a Lender becomes a party to this Agreement as of the Closing Date.

     "ADMINISTRATIVE AGENT": The Chase Manhattan Bank, together with its affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

     "AFFILIATE": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

     "AGENTS": the collective reference to the Syndication Agent, the Documentation Agent and the Administrative Agent.

     "AGGREGATE EXPOSURE": with respect to any Lender at any time, an amount equal to the sum of (a) the amount of such Lender's Commitments then in effect and (b) thereafter, the aggregate unpaid principal amount of such Lender's Loans.

     "AGGREGATE EXPOSURE PERCENTAGE": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

     "AGREEMENT": as defined in the preamble hereto.

     "APPLICABLE MARGIN": for ABR Loans, 0.50% and for Eurodollar Loans, 1.75%.

     "ASSIGNEE": as defined in Section 9.6(c).

     "ASSIGNMENT AND ACCEPTANCE": an Assignment and Acceptance, substantially in the form of Exhibit D.

     "ASSIGNOR": as defined in Section 9.6(c).

     "BENEFITED LENDER": as defined in Section 9.7(a).

     "BOARD": the Board of Governors of the Federal Reserve System of the United States (or any successor).

     "BORROWER": as defined in the preamble hereto.

     "BORROWING DATE": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

     "BUSINESS": as defined in Section 3.17(b).

     "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, PROVIDED, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

     "CAPITAL LEASE": any lease of property (whether real, personal or mixed) by a Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

     "CAPITAL LEASE OBLIGATIONS": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as Capital Leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

     "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

     "CASH EQUIVALENTS": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more

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                                                                             4

than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses
(a) through (f) of this definition.

     "CD ASSESSMENT RATE": for any day as applied to any ABR Loan, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss. 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

     "CD RESERVE PERCENTAGE": for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board as in effect from time to time) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

     "CITRUS PARK": the community center located in Tampa, Florida.

     "CLOSING DATE": the date on which the conditions precedent set forth in
Section 4.1 shall have been satisfied, which date shall not be later than January 25, 2001.

     "CODE": the Internal Revenue Code of 1986, as amended from time to time.

     "COLLATERAL": all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

     "COMMITMENT": as to any Lender, the obligation of such Lender to make loans to the Borrower from time to time hereunder in a principal amount not to exceed the amount set forth under the heading "Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the Commitments is $1,250,000,000.

     "COMMITMENT FEE RATE": 0.35% per annum.

     "COMMON SHARES": as defined in the recitals hereto.

     "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, that is under common control with any Group Member within the meaning of Section 4001 of ERISA or is part of a group that includes any Group Member and that is treated as a single employer under Section 414 of the Code.

     "COMPLIANCE CERTIFICATE": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

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                                                                              5

     "CONDUIT LENDER": any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument, subject to the consent of the Administrative Agent and the Borrower (which consent shall not be unreasonably withheld); PROVIDED, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and PROVIDED, FURTHER, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.12, 2.13, 2.14 or
9.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

     "CONFIDENTIAL INFORMATION MEMORANDUM": the Confidential Information Memorandum dated October 2000 and furnished to certain Lenders.

     "CONTINUING DIRECTORS": the directors of Hexalon on the Closing Date, after giving effect to the Merger and the other transactions contemplated hereby, and each other director, if, in each case, such other director's nomination for election to the board of directors of Hexalon is recommended by at least 66-2/3% of the then Continuing Directors.

     "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "COPLEY PLACE": the urban mixed use development located in Boston, Massachusetts.

     "DEFAULT": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

     "DISPOSITION": with respect to any property, any sale, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; PROVIDED, HOWEVER, that a Disposition shall not include any such transaction solely between Loan Parties or in connection with the mortgaging or other transfer of a Property as security for any permitted Secured Mortgage Indebtedness). The terms "DISPOSE" and "DISPOSED OF" shall have correlative meanings.

     "DOCUMENTATION AGENT": as defined in the preamble hereto.

     "DOLLARS and "$": dollars in lawful currency of the United States.

     "DOMESTIC SUBSIDIARY": any Subsidiary of RNA organized under the laws of any jurisdiction within the United States.

     "ENVIRONMENTAL LAWS": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

     "EQUIPMENT": equipment which is personal property used in connection with the maintenance of any Property.

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                                                                              6

     "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "EUROCURRENCY RESERVE REQUIREMENTS": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

     "EURODOLLAR BASE RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "EURODOLLAR BASE RATE" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

     "EURODOLLAR LOANS": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

     "EURODOLLAR RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula:

                              Eurodollar Base Rate
            --------------------------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

     "EURODOLLAR TRANCHE": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

     "EVENT OF DEFAULT": any of the events specified in Section 7, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

     "EXCLUDED FOREIGN SUBSIDIARY": any Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

     "EXCLUDED SUBSIDIARY": RNA Abbey, Inc., HRE Kravco III, Inc. or any of their respective Subsidiaries or any Subsidiary of the Borrower (other than Head Acquisition) or any other Subsidiary that is prohibited from becoming a Guarantor without the consent of a joint venture partner or lender.

     "FEDERAL FUNDS EFFECTIVE RATE": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal

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                                                                              7

funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by The Chase Manhattan Bank from three federal funds brokers of recognized standing selected by it.

     "FOREIGN SUBSIDIARY": any Subsidiary of RNA that is not a Domestic Subsidiary.

     "FLORIDA MALL": the regional mall located in Orlando, Florida.

     "FUNDING OFFICE": the office of the Administrative Agent specified in
Section 9.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

     "GAAP": generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 6.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 3.1(b). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of the Group Members shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Hexalon Entities, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

     "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

     "GROUP MEMBERS": the collective reference to the Borrower, the Guarantors and their respective Subsidiaries.

     "GUARANTEE AND COLLATERAL AGREEMENT": the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and the Guarantors, substantially in the form of Exhibit A.

     "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

     "GUARANTORS": each Subsidiary of RNA other than the Borrower, any Excluded Subsidiary and any Excluded Foreign Subsidiary.

     "HEAD ACQUISITION": as defined in the preamble hereto.

     "HEAD LLC": as defined in the preamble hereto.

     "HEDGE AGREEMENTS": all derivatives, swaps, caps or collar agreements or similar arrangements dealing with interest rates, currency exchange rates or commodities, and all other obligations documented under a master agreement in a form published by the International Swap Dealers Association or similar agreement.

     "HEXALON": as defined in the preamble hereto.

     "HEXALON AFFILIATES": the collective reference to Head LLC and its members.

     "HEXALON ENTITIES": the collective reference to Hexalon, the Hexalon Affiliates and Head Acquisition.

     "IMPROVEMENTS": all buildings, fixtures, structures, parking areas, landscaping and all other improvements whether existing now or hereafter constructed, together with all machinery and mechanical, electrical, HVAC and plumbing systems presently located thereon and used in the operation thereof, excluding (a) any such items owned by utility service providers, (b) any such items owned by tenants or other third-parties unaffiliated with any Group Member and (c) any items of personal property.

     "INDEBTEDNESS": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred Capital Stock of such Person where the redemption of such Capital Stock is required to occur or, at the election of the holder thereof, may occur within one year of the date of such determination, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and
(j) for the purposes of Sections 6.1 and 7(e) only, all net obligations, if any, of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. Indebtedness shall not include any indebtedness of Loan Parties to other Loan Parties or to Affiliates so long as, in the case of indebtedness to Affiliates, such indebtedness is unsecured and subordinated to the repayment in full of the Obligations.

     "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

     "INSOLVENT": pertaining to a condition of Insolvency.

     "INTELLECTUAL PROPERTY": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

     "INTEREST PAYMENT DATE": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period,
(c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, and
(d) as to any Loan, the date of any repayment or prepayment made in respect thereof.

     "INTEREST PERIOD": as to any Eurodollar Loan, (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

          (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

          (ii) the Borrower may not select an Interest Period that would extend beyond the date final payment is due on the Loans;

          (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

           (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

     "INVESTMENTS": as defined in Section 6.6.

     "JOINT VENTURES": any partnerships, limited liability companies, joint ventures, trusts, associations or corporations held or owned by any Group Member that are not wholly owned by such Group Member and/or other Group Members.

     "LENDER AFFILIATE": (a) any Affiliate of any Lender, (b) any Person that is administered or managed by any Lender and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (c) with respect to any Lender which is a fund that invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such Lender or investment advisor.

     "LENDERS": as defined in the preamble hereto; PROVIDED, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

     "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing, but excluding rights of first refusal or similar rights and inchoate liens on partnership interests or similar interests under documents governing Joint Ventures or holdings therein).

     "LOAN": any loan made by any Lender pursuant to this Agreement.

     "LOAN DOCUMENTS": this Agreement, the Security Documents and the Notes.

     "LOAN PARTIES": each Group Member that is a party to a Loan Document.

     "MAINPLACE": the regional mall located in Santa Ana, California.

     "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the Transaction, (b) the business, property, operations, condition (financial or otherwise) or prospects of the Group Members taken as a whole or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

     "MATERIALS OF ENVIRONMENTAL CONCERN": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

     "MERGER": as defined in the recitals hereto.

     "MERGER AGREEMENT": as defined in the recitals hereto.

     "MERGER CREDIT AGREEMENT": means that Merger Credit Agreement to be entered into among Hexalon, the Hexalon Affiliates, the Borrower., the several parties lenders thereto and The Chase Manhattan Bank, as administrative agent.

     "MERGER DOCUMENTATION": collectively, the Merger Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith.

     "MOODY'S": Moody's Investors Service, Inc.

     "MULTIEMPLOYER PLAN": a Plan that is a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

     "NET CASH PROCEEDS": in connection with any Disposition, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Disposition, net of (i) attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Disposition (other than any Lien pursuant to a Security Document), and (ii) other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).

     "NON-EXCLUDED TAXES": as defined in Section 2.13(a).

     "NON-U.S. LENDER": as defined in Section 2.13(d).

     "NOTES": the collective reference to any promissory note evidencing Loans.

     "OAKBROOK CENTER": the regional mall located in Oak Brook, Illinois.

     "OBLIGATIONS": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Specified Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

     "OFFER TO PURCHASE": as defined in the recitals hereto.

     "OLD ORCHARD CENTER": the regional mall located in Skokie, Illinois.

     "OTHER TAXES": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

     "PARTICIPANT": as defined in Section 9.6(b).

     "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

     "PERMITTED LINE OF BUSINESS": as defined in Section 6.13.

     "PERSON": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "PHEASANT LANE MALL": the regional mall located in Nashua, New Hampshire.

     "PHEASANT LANE MORTGAGE": the participating mortgages with respect to the Pheasant Lane Mall.

     "PLAN": at a particular time, any employee benefit plan that is covered by Title IV of ERISA and/or Section 412 of the Code and/or Section 302 of ERISA and in respect of which any Group Member or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 or Section 4212(c) of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "PREFERRED SHARES": as defined in the recitals hereto.

     "PRO FORMA BALANCE SHEET": as defined in Section 3.1(a).

     "PROJECTIONS": as defined in Section 5.2(c).

     "PROPERTY": any facility or property owned, leased or operated by any Group Member or any Joint Venture.

     "REAL PROPERTY": all of the present and future right, title and interest (including, without limitation, any leasehold estate) in (i) any plots, pieces or parcels of land, (ii) any Improvements of every nature whatsoever (the rights and interests described in clauses (i) and (ii) above being the "Premises"),
(iii) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, (iv) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in, on or benefiting the Premises and (v) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses (iii) and (iv) above.

     "RECOVERY EVENT": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member or any Joint Venture.

     "REGISTER": as defined in Section 9.6(d).

     "REGULATION U": Regulation U of the Board as in effect from time to time.

     "REIT": a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of Sections 856, ET SEQ. of the Code.

     "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

     "REPORTABLE EVENT": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.
Section 4043.

     "REQUIRED LENDERS": at any time, the holders of more than 66 2/3% of the sum of (a) the aggregate unpaid principal amount of the Loans then outstanding and (b) the aggregate amount of the unutilized Commitments then in effect.

     "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "RESPONSIBLE OFFICER": the chief executive officer, president or chief financial officer of the relevant Group Member, but in any event, with respect to financial matters, the chief financial officer of the relevant Group Member.

     "RESTRICTED PAYMENTS": as defined in Section 6.5.

     "RNA": as defined in the recitals hereto.

     "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

     "SECURED MORTGAGE INDEBTEDNESS": any Indebtedness secured by a mortgage on any Real Property.

     "SECURITY DOCUMENTS": the collective reference to the Guarantee and Collateral Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

     "SHARES": as defined in the recitals hereto.

     "SINGLE EMPLOYER PLAN": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

     "SOLVENT": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

     "S&P": Standard & Poor's Ratings Services.

     "SPECIFIED HEDGE AGREEMENT": any Hedge Agreement (a) entered into by any Loan Party and any Lender or Lender Affiliate and (b) that has been designated by the relevant Lender and such Loan Party, by written notice to the Administrative Agent, as a Specified Hedge Agreement. The designation of any Hedge Agreement as a Specified Hedge Agreement shall not create in favor of such Lender or Lender Affiliate any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under the Guarantee and Collateral Agreement. A Specified Hedge Agreement shall not cease to be a Specified Hedge Agreement as a result of a Lender assigning or having repaid and terminated all of its Loans and Commitments.

     "SUBSIDIARY": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of RNA.

     "SYNDICATION AGENT": as defined in the preamble hereto.

     "SYNTHETIC PURCHASE AGREEMENT": any agreement pursuant to which any Group Member is or may become obligated to make (a) any payment in connection with the purchase by any third party from a Person other than a Group Member of any Capital Stock of any Group Member or any Indebtedness referred to in Section 6.7 or (b) any payment (except as otherwise expressly permitted by Section 6.5 or 6.7) the amount of which is determined by reference to the price or value at any time of any such Capital Stock or Indebtedness; PROVIDED, that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of any Group Member (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

     "TARGET": as defined in the recitals hereto.

     "TENDER OFFER": as defined in the recitals hereto.

     "TENDER OFFER DOCUMENTATION": (i) the Offer to Purchase, (ii) related offering circular, letter of transmittal and notice of guaranteed delivery,
(iii) all documents filed by or on behalf of the Borrower or its Affiliates with the U.S. Securities Exchange Commission, any stock exchange or other regulatory authority in connection with the Tender Offer and (iv) all amendments, modifications or supplements to any of the foregoing.

     "TERMINATION DATE": the date that is the earlier of the date that is six months after the Closing Date and the date of the consummation of the Merger.

     "TERM LOAN PERCENTAGE": the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding.

     "TRANSACTION": the Tender Offer, the Merger and the refinancings of certain indebtedness of USC L.P.

     "TRANSFEREE": any Assignee or Participant.

     "TYPE": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

     "UNIT VOTING SHARES": as defined in the recitals hereto.

     "UNITED STATES": the United States of America.

     "USC L.P.": as defined in the recitals hereto.

     "WATER TOWER PLACE": the mixed use development located in Chicago, Illinois.

     "WHOLLY OWNED SUBSIDIARY GUARANTOR": any Guarantor that is at least 99% owned directly or indirectly by RNA.

     1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

     (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

     (c) The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

     (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

     2.1 COMMITMENTS. Each Lender severally agrees to make Loans to the Borrower from time to time during the period from the Closing Date to and including the Termination Date in an aggregate principal amount up to but not exceeding the amount of the Commitment of such Lender. The Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.6.

     2.2 PROCEDURE FOR BORROWING. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Lenders make the Loans on the Closing Date and specifying the amount to be borrowed. The Loans made on the Closing Date shall initially be ABR Loans and, unless otherwise agreed by the Administrative Agent in its sole discretion, no Loan may be converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the date that is 30 days after the Closing Date. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Loan or Loans to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Lenders in immediately available funds.

     2.3 REPAYMENT OF LOANS. The Borrower shall repay all outstanding Loans on the Termination Date.

     2.4 OPTIONAL PREPAYMENTS. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least two Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; PROVIDED, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.14. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of at least $1,000,000.

     2.5 COMMITMENT FEES, ETC. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the date hereof to the Termination Date, computed at the Commitment Fee Rate on the average daily unused amount of the Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each November, February and May and on the Termination Date, commencing on the first of such dates to occur after the date hereof.

     (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent.

     2.6 CONVERSION AND CONTINUATION OPTIONS. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, PROVIDED that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), PROVIDED that no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

     (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, PROVIDED that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations, and PROVIDED, FURTHER, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

     2.7 LIMITATIONS ON EURODOLLAR TRANCHES. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to at least $5,000,000 and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

     2.8 INTEREST RATES AND PAYAMENT DATES. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

     (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

     (c) (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section PLUS 3% and (ii) if all or a portion of any interest payable on any Loan or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans PLUS 3%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

     (d) Interest shall be payable in arrears on each Interest Payment Date, PROVIDED that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

     2.9 COMPUTATION OF INTEREST AND FEES. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a

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                                                                             18

change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

     (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.8(a).

     2.10 INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period:

     (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

     (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate or the Eurodollar Base Rate, as the case may be, determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders or Lender (as conclusively certified by such Lenders or Lender) of making or maintaining their or its affected Loans or Loan during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (i) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (ii) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (iii) any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

     2.11 PRO RATA TREATMENT AND PAYMENTS. (a) Each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made PRO RATA according to the respective Term Loan Percentages of the Lenders.

     (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made PRO RATA according to the respective outstanding principal amounts of the Loans then held by the Lenders. Amounts prepaid on account of the Loans may not be reborrowed.

     (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

     (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans, on demand, from the Borrower.

     (e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective PRO RATA shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

     2.12 REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.13 and changes in the rate of tax on the overall net income of such Lender);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of Funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or

          (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

     (b) If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction; PROVIDED that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and PROVIDED FURTHER that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

     (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     2.13 TAXES. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, PROVIDED, HOWEVER, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

     (d) Each Lender (or Transferee) that is not a "U.S. Person" as defined in
Section 7701(a)(30) of the Code (a "NON-U.S. LENDER") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit F and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

     (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, PROVIDED that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

     (f) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     2.14 INDEMNITY. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar

Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) OVER (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     2.15 CHANGE OF LENDING OFFICE. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.12 or 2.13(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; PROVIDED, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and PROVIDED, FURTHER, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section
2.12 or 2.13(a).

     2.16 REPLACEMENT OF LENDERS. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section
2.12 or 2.13(a), or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; PROVIDED that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.15 so as to eliminate the continued need for payment of amounts owing pursuant to
Section 2.12 or 2.13(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.14 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.12 or 2.13(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

     To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, each Hexalon Entity and the Borrower hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:

     3.1 FINANCIAL CONDITION. (a) The projected PRO FORMA consolidated balance sheet of the Group Members as at November 1, 2000 (including the assumptions thereto) (the "PRO FORMA BALANCE SHEET"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Merger, (ii) the Loans to be made on the Closing Date and the use of proceeds thereof, (iii) the loans to be made under the Merger Credit Agreement on the date of the consummation of the Merger and (iv) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a PRO FORMA basis the estimated financial position of the Group Members as at November 1, 2000 assuming that the events specified in the preceding sentence had actually occurred at such date.

     (b) The audited consolidated balance sheets of Hexalon as at December 31, 1998 and December 31, 1999 and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Arthur Andersen LLP, present fairly the consolidated financial condition of Hexalon and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of Hexalon as at June 30, 2000, and the related unaudited consolidated statements of income and cash flows for the six-month period ended on such date, present fairly the consolidated financial condition of Hexalon and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). No Group Member has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 1999 to and including the date hereof there has been no Disposition by Hexalon and its Subsidiaries, taken as a whole, of any material part of its business or property.

     (c) The audited consolidated balance sheets of the Target as at December 31, 1998 and December 31, 1999 and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from KPMG LLP, present fairly the consolidated financial condition of the Target and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Target as at June 30, 2000, and the related unaudited consolidated statements of income and cash flows for the six-month period ended on such date, present fairly the consolidated financial condition of the Target and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). During the period from December 31, 1999 to and including the date hereof there has been no Disposition by the Target and its Subsidiaries, taken as a whole, of any material part of its business or property.

     3.2 NO CHANGE. Since the date of the Pro Forma Balance Sheet, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

     3.3 EXISTENCE; COMPLIANCE WITH LAW. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     3.4 POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Merger and the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices that have been obtained or made and are in full force and effect and
(ii) the filings referred to in Section 3.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     3.5 NO LEGAL BAR. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation (other than under this Agreement or any other Loan Document) applicable to any Group Member could reasonably be expected to have a Material Adverse Effect.

     3.6 LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Group Member, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

     3.7 NO DEFAULT. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     3.8 OWNERSHIP OF PROPERTY; LIENS. Each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 6.2.

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                                                                             25

     3.9 INTELLECTUAL PROPERTY. Each Group Member owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does any Group Member know of any valid basis for any such claim. The use of Intellectual Property by each Group Member does not infringe on the rights of any Person in any material respect.

     3.10 TAXES. Each Group Member has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member); no tax Lien has been filed, and, to the knowledge of each Group Member, no claim is being asserted, with respect to any such tax, fee or other charge.

     3.11 FEDERAL REGULATIONS. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect in any manner that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

     3.12 LABOR MATTERS. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of any Group Member, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

     3.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither any Group Member nor any Commonly Controlled Entity has had a complete or partial withdrawal from any
Multiemployer Plan that has resulted or could reasonably be expected to result in a liability under ERISA which would have a Material Adverse Effect, and neither any Group Member nor any Commonly Controlled Entity would become subject to any liability which would have a Material Adverse Effect under ERISA if any such Group Member or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No Responsible Officer of any Group Member has knowledge of any Multiemployer Plan that is in Reorganization or Insolvent.
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                                                                              26

     3.14 INVESTMENT COMPANY ACT; OTHER REGULATIONS. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

     3.15 SUBSIDIARIES. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, (a) Schedule 3.15 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares and options to acquire certain assets granted to a former investment advisor of Hexalon) of any nature relating to any Capital Stock of any Group Member, except as created by the Loan Documents.

     3.16 USE OF PROCEEDS. The proceeds of the Loans shall be used to finance the Tender Offer, to pay related fees and expenses and to refinance, to the extent necessary, certain existing Indebtedness of Hexalon and USC L.P and their respective Subsidiaries.

     3.17 ENVIRONMENTAL MATTERS. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

          (a) the Properties do not contain any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute a violation of, or could reasonably be expected to give rise to liability under, any Environmental Law;

          (b) no Group Member has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the "BUSINESS"), nor does any Group Member have knowledge or reason to believe that any such notice will be received or is being threatened;

          (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law;

          (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of each Group Member, threatened in writing, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders outstanding under any Environmental Law with respect to the Properties or the Business;

          (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws; and

          (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business.

     3.18 ACCURACY OF INFORMATION, ETC. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and PRO FORMA financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Group Members to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the date hereof, the representations and warranties contained in the Merger Documentation are true and correct in all material respects. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

     3.19 SECURITY DOCUMENTS. The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule
3.19 in appropriate form are filed in the offices specified on Schedule 3.19, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 6.2).

     3.20 SOLVENCY. The Group Members, taken as a whole, are, and after giving effect to the Merger and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

     3.21 CERTAIN DOCUMENTS. The Borrower has delivered to the Administrative Agent a complete and correct copy of the Tender Offer Documentation and the Merger Documentation, including any amendments, supplements or modifications with respect to any of the foregoing.

     3.22 REIT STATUS. Each of Hexalon and the Target qualifies as a REIT under the Code.

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                                                                              28

                        SECTION 4. CONDITIONS PRECEDENT

     4.1 CONDITIONS TO INITIAL EXTENSION OF CREDIT. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

          (a) CREDIT AGREEMENT; Guarantee and Collateral Agreement. The Administrative Agent shall have received (i) this Agreement or, in the case of the Lenders, an Addendum, executed and delivered by the Administrative Agent, each Hexalon Entity, the Borrower and each
     Person listed on Schedule 1.1A, (ii) the Guarantee and Collateral Agreement, executed and delivered by the Borrower and each Guarantor and
     (iii) an Acknowledgement and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party.

          In the event that any one or more Persons listed on Schedule 1.1A have not executed and delivered an Addendum on the date scheduled to be the Closing Date (each such Person being referred to herein as a "Non-Executing Person"), the condition referred to in clause (i) above shall nevertheless be deemed satisfied if on such date the Borrower and the Administrative Agent shall have designated one or more Persons (the "Designated Lenders") to assume, in the aggregate, all of the Commitments that would have been held by the Non-Executing Persons (subject to each such Designated Lender's consent and its execution and delivery of an Addendum). Schedule 1.1A shall automatically be deemed to be amended to reflect the respective Commitments of the Designated Lenders and the omission of the Non-Executing Persons as Lenders hereunder.

          (b) TENDER OFFER, ETC. The following transactions shall have been consummated, in each case on terms and conditions reasonably satisfactory to the Lenders:

               (i) The Merger Agreement shall have been entered into among RNA, Hexalon, the Borrower and the Target in a form satisfactory to the Administrative Agent.

               (ii) The Tender Offer shall have been consummated in accordance with applicable law and pursuant to the Merger Agreement
           (including that shares of the capital stock of the Target shall have been tendered and purchased in the Tender Offer or shall otherwise be owned by the Borrower upon the initial purchase in the Tender Offer that are sufficient to assure approval of the Merger), and no material provision thereof shall have been waived, amended, supplemented or otherwise modified.

               (iii) the Administrative Agent shall be reasonably satisfied with the capital structure of each Loan Party, including as contemplated by the Merger;

               (iv) (A) the Administrative Agent shall have received satisfactory evidence that USC L.P.'s existing revolving credit facility shall have been terminated and all amounts thereunder shall have been paid in full and (B) satisfactory arrangements shall have been made for the termination of all Liens granted in connection therewith.

               (v) No shareholders rights plan or statutory provision that would impede, limit or adversely affect the consummation of the Tender Offer or the Merger in the proposed manner shall be in effect, and any material conditions or requirements to or for the consummation of the Tender Offer and the Merger (including receipt of all necessary government and material third party approvals for the Tender Offer and the Merger) shall have been satisfied or shall be reasonably capable of being satisfied.

               (vi) The Borrower shall have executed and delivered to each Lender a Purpose Statement on Form U-1 in form and substance satisfactory to such Lender.

               (vii) The documents filed publicly by the Borrower and the Target in connection with the Tender Offer and the Merger shall have been furnished to the Administrative Agent and shall be in reasonably satisfactory form and substance to the Administrative Agent.

          (c) INDEBTEDNESS. The Borrower shall have no Indebtedness outstanding as of the Closing Date other than in connection with the Loan Documents and any intercompany indebtedness owed by the Hexalon Entities shall have been amended in a satisfactory manner to the extent necessary to make such indebtedness subordinated to the obligations of the Hexalon
     Entities under the Guarantee and Collateral Agreement and to make interest payable thereunder deferrable.

          (d) PRO FORMA BALANCE SHEET; PROJECTIONS; FINANCIAL STATEMENTS. (1) The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of Hexalon and its Subsidiaries and the Target and its Subsidiaries for the 1998 and 1999 fiscal years and (iii) unaudited interim consolidated financial statements of Hexalon and its Subsidiaries and the Target and its Subsidiaries for each quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause
     (ii) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of Hexalon and its Subsidiaries and the Target and its Subsidiaries, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

            (2) The Lenders shall have received and be reasonably satisfied with the financial projections (including the assumptions on which such projections are based) for each of the Hexalon Entities and their respective Subsidiaries, the other Guarantors and their Subsidiaries and the Borrower and its Subsidiaries after giving effect to each of the Tender Offer and the Merger and the financings contemplated thereby.

            (3) The Lenders shall have received and be reasonably satisfied with the historical and projected operating statements and balance sheets with respect to each parcel of real property owned or leased by each of the Loan Parties.

          (e) APPROVALS. All governmental and material third party approvals necessary or, in the discretion of the Administrative Agent, advisable in connection with the Transaction, the financing contemplated hereby and the continuing operations of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Tender Offer, the Merger or the financing thereof.

          (f) LIEN SEARCHES. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where the chief executive office or sole place of business of each of the Borrower, the Hexalon Entities and the other material Loan Parties and the Target and its Subsidiaries is located, and such search shall reveal no liens on any of the assets of such Loan Parties except for Liens permitted by Section 6.2 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

          (g) PARTNERSHIP AGREEMENTS. The Administrative Agent shall have received and be reasonably satisfied with the partnership agreement of the Borrower and the form of the partnership agreement for USC L.P. to be in effect upon consummation of the Merger, which partnership agreements shall, in any event, provide for the Borrower's ability to sell, refinance and distribute cash flow from USC L.P.'s properties (with sole exception being the prohibition of the sale of the following properties: Water Tower Place, Mainplace, Copley Place and Old Orchard Center).

          (h) DILIGENCE. The Administrative Agent shall be satisfied in all respects with its due diligence investigation of the Target and its Subsidiaries (including, without limitation, as it relates to the Target's Joint Ventures and the assignability of contracts thereunder).

          (i) FEES. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

          (j) CLOSING CERTIFICATE. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

          (k) LEGAL OPINIONS. The Administrative Agent shall have received the following executed legal opinions:

             (i) the legal opinion of Arnall Golden & Gregory, LLP, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit E-1;

             (ii) the legal opinion of Winston & Strawn, special counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit E-2; and

             (iii) to the extent consented to by the relevant counsel, each legal opinion, if any, delivered in connection with the Merger Agreement, accompanied by a reliance letter in favor of the Lenders.

     Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (l) PLEDGED STOCK; STOCK POWERS; PLEDGED NOTES. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

          (m) FILINGS, REGISTRATIONS AND RECORDINGS. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.2), shall be in proper form for filing, registration or recordation.

          (n) SOLVENCY CERTIFICATE. The Administrative Agent shall have received a solvency certificate from the chief financial officer of Hexalon.

     4.2 CONDITIONS TO EACH EXTENSION OF CREDIT. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date.

          (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

          (c) REGULATION U. The making of such extension of credit shall comply with Regulation U.

     Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower and each Hexalon Entity as of the date of such extension of credit that the conditions contained in this Section 4.2 have been satisfied.

                        SECTION 5. AFFIRMATIVE COVENANTS

     Each Hexalon Entity and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each Hexalon Entity and the Borrower shall and shall cause each of the Subsidiaries to:

     5.1 FINANCIAL STATEMENTS. Furnish to the Administrative Agent (which shall furnish to each Lender):

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Group Members, a copy of the audited consolidated balance sheet of the Group Members as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year (excluding a comparison between fiscal year 2000 and fiscal year 2001), reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Arthur Andersen LLP or other independent certified public accountants of nationally recognized standing; and

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Group Members, the unaudited consolidated balance sheet of the Group Members as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year (excluding a comparison between any of the first three quarters of fiscal year 2000 and fiscal year 2001), certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

     5.2 CERTIFICATES; OTHER INFORMATION. Furnish to the Administrative Agent (which shall furnish to each Lender):

          (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of any financial statements pursuant to Section 5.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, a Compliance Certificate containing all information and calculations necessary for determining compliance by each Group Member with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Group Members, as the case may be;

          (c) as soon as available, and in any event no later than 60 days (or in the case of fiscal year 2000, 90 days) after the end of each fiscal year of the Group Members, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Group Members as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto) (collectively, the "PROJECTIONS"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

          (d) no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Tender Offer Documentation or the Merger Documentation;

          (e) within five days after the same are sent, copies of all financial statements and reports that any Group Member sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that any Group Member may make to, or file with, the SEC; and

          (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

     5.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member.

     5.4 MAINTENANCE OF EXISTENCE; COMPLIANCE. (a) (i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.3 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     5.5 MAINTENANCE OF PROPERTY; INSURANCE. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

     5.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants.

     5.7 NOTICES. Promptly give notice to the Administrative Agent (which shall notify each Lender):

          (a) the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting any Group Member (i) in which the amount involved is $30,000,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought or
     (iii) which relates to any Loan Document;

          (d) the following events, as soon as possible and in any event within 30 days after any Group Member knows or has reason to know thereof:
     (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or any Group Member or any Commonly Controlled
     Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

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                                                                              34

          (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

          Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

     5.8 ENVIRONMENTAL LAWS. (a) Comply in all material respects with, and use reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and use reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

     5.9 ADDITIONAL COLLATERAL, ETC. (a) With respect to any Capital Stock or any intercompany notes acquired after the Closing Date by any Group Member (other than (x) any Capital Stock or intercompany notes described in paragraph
(b) or (c) below and (y) Capital Stock or intercompany notes acquired by any Excluded Subsidiary or any Excluded Foreign Subsidiary) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, unless prohibited by a Requirement of Law or Contractual Obligation, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and
(ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such Capital Stock and/or intercompany notes, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

     (b) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired (which, for the purposes of this paragraph (b), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary) after the Closing Date by any Group Member (other than by any Group Member that is an Excluded Subsidiary or an Excluded Foreign Subsidiary), unless prohibited by a Requirement of Law or Contractual Obligation, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock and intercompany obligations of such new Subsidiary that is owned by any such Group Member, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, and any intercompany notes evidencing such obligations, together with undated stock powers and endorsements, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, (iii) except in the case of an Excluded Subsidiary (until it ceases to qualify as such), cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and

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                                                                              35

(C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

     (c) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by any Group Member (other than by any Group Member that is an Excluded Subsidiary or an Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any such Group Member (provided that in no event shall more than 66% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent's security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

     5.10 REIT STATUS. In the case of each of Hexalon and the Target, maintain its status as a REIT under the Code.

                         SECTION 6. NEGATIVE COVENANTS

     Each Hexalon Entity and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each Hexalon Entity and the Borrower shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

     6.1 LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except (a) Indebtedness under this Agreement and the other Loan Documents, (b) fees and expenses incurred in connection with the Transaction, (c) debt outstanding on the date hereof and listed on Schedule 6.1 and any refinancings, refundings, renewals or extensions thereof (without shortening the maturity thereof or increasing the principal amount thereof) and
(d) in connection with the securitization of Florida Mall; PROVIDED that the Net Cash Proceeds from any such securitization are promptly applied to prepay the Loans in the following manner: FIRST, to ABR Loans and, SECOND, to Eurodollar Loans; and such prepayment shall be accompanied by accrued interest to the date of such prepayment in the amount prepaid.

     6.2 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

          (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves with respect thereto are maintained on the books of the relevant Group
     Member in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

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                                                                              36

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of any Group Member;

          (f) Liens with respect to Capital Leases of Equipment entered into in the ordinary course of business of the Group Members pursuant to which the aggregate Indebtedness under such Capital Leases does not exceed $500,000 for any Property;

          (g) Liens created pursuant to the Security Documents;

          (h) Liens securing permitted Secured Mortgage Indebtedness that is non-recourse (exclusive of normal and customary carve-outs) to any Loan Party; and

          (i) Liens the aggregate outstanding principal amount of the Indebtedness secured thereby on all properties does not exceed $10,000,000 at any one time.

     6.3 FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

          (a) (i) any Subsidiary may be merged or consolidated with or into the Borrower (PROVIDED that the Borrower shall be the continuing or surviving corporation); (ii) any Guarantor may be merged or consolidated with or into any other Guarantor; or (iii) any Subsidiary of USC L.P. may be merged or consolidated with or into USC L.P.
     (PROVIDED that USC L.P. shall be the continuing or surviving entity) or with or into any other Subsidiary of USC L.P. (PROVIDED that USC
     L.P.'s direct or indirect equity interest in the surviving Subsidiary shall not be less than its direct or indirect equity interest in the non-surviving Subsidiary;

          (b) (i) any Subsidiary may Dispose of all or substantially all of its assets to the Borrower (upon voluntary liquidation or otherwise); (ii) any Guarantor may Dispose of all or substantially all of its assets to any other Guarantor (upon voluntary liquidation or otherwise); (iii) any Subsidiary of USC L.P. may Dispose of all or substantially all of its assets to USC L.P. or to any other Subsidiary of USC L.P.
     (PROVIDED that USC L.P.'s direct or indirect equity interest in the Subsidiary receiving the assets shall not be less than its direct or indirect equity interest in the Subsidiary disposing the assets) (in each case, upon voluntary liquidation or otherwise); or (iv) any Subsidiary may Dispose of all or substantially all of its assets pursuant to a Disposition permitted by Section 6.4;

     6.4 DISPOSITION OF PROPERTY. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

          (a) the Disposition of obsolete or worn out property in the ordinary course of business;

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                                                                              37

          (b) the sale of inventory or the leasing of Property in the ordinary course of business;

          (c) Dispositions permitted by Section 6.3(b);

          (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Wholly Owned Subsidiary Guarantor;

          (e) Dispositions of any assets (upon voluntary liquidation or otherwise) by (i) any Subsidiary to the Borrower, (ii) any Guarantor to any other Guarantor or (iii) any Subsidiary of USC L.P. to USC L.P.
     or to any other Subsidiary of USC L.P. (PROVIDED that USC L.P.'s direct or indirect equity interest in the Subsidiary receiving the assets shall not be less than its direct or indirect equity interest in the Subsidiary disposing the assets);

          (f) the Disposition of any membership interest in William E. Simon & Sons Realty Investment, LLC and Soma Simon, LLC; PROVIDED that the Net Cash Proceeds from any such Disposition are promptly applied to prepay the Loans in the following manner: FIRST, to ABR Loans and, SECOND, to Eurodollar Loans; and such prepayment shall be accompanied by accrued interest to the date of such prepayment in the amount prepaid.

          (g) the Disposition of other property having a fair market value not to exceed $10,000,000 in the aggregate;

     6.5 RESTRICTED PAYMENTS. Make any Restricted Payment (other than to one or more Hexalon Entities and their Subsidiaries). For purposes of this provision, "Restricted Payment" means (x) any dividend or other distribution on any shares of the Hexalon Entities' Capital Stock (except dividends payable solely in shares of their respective Capital Stock or in rights to subscribe for or purchase shares of such Capital Stock), or (y) any payment on account of the purchase, redemption, retirement or acquisition (including merger consideration) of (a) any shares of the Hexalon Entities' Capital Stock, or (b) any option, warrant or other right to acquire shares of the Hexalon Entities' Capital Stock.

     6.6 INVESTMENTS. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, or purchase any Real Property or Property under construction from, any Person (all of the foregoing, "INVESTMENTS"), except:

          (a) extensions of trade credit in the ordinary course of business;

          (b) investments in Cash Equivalents;

          (c) purchases or other acquisitions by the Borrower of Shares;

          (d) intercompany Investments by any Group Member in (i) the Borrower,
     (ii) any Person that, prior to such investment, is a Wholly Owned Subsidiary Guarantor and (iii) USC L.P. or any of its Subsidiaries, PROVIDED that any such Investment made in USC L.P. or any of its Subsidiaries by the Borrower or any Hexalon Entity shall be lent as intercompany debt, and not contributed as equity, and shall be evidenced by an intercompany note that is pledged to the Administrative Agent, for the benefit of the Lenders, under the Guarantee and Collateral Agreement;

          (e) Investments in Joint Ventures,

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                                                                              38

          (f) Investments in Real Property;

          (g) Investments in notes secured by mortgages on any Real Property (other than Pheasant Lane Mall) of any Person;

          (h) Investments in Property under construction.

     6.7 OPTIONAL PAYMENTS AND MODIFICATIONS OF CERTAIN DEBT INSTRUMENTS; SYNTHETIC PURCHASE AGREEMENTS. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to any Secured Mortgage Indebtedness (other than (i) in connection with any refinancing of such Secured Mortgage Indebtedness (PROVIDED that from and after any such refinancing this Section 6.7 shall apply to the Indebtedness incurred in connection with such refinancing), (ii) any repayment of such Secured Mortgage Indebtedness in connection with the sale of any of the encumbered Real Property under contract and (iii) any de minimis payments in connection with releases of Property); (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Secured Mortgage Indebtedness (other than any such amendment, modification, waiver or other change that would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon); (c) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the preferred partnership units of USC L.P. (other than any such amendment, modification, waiver or other change that (i) would extend the scheduled redemption date or reduce the amount of any scheduled redemption payment or reduce the rate or extend any date for payment of dividends thereon and (ii) does not involve the payment of a consent fee); or (d) enter into or be party to, or make any payment under, any Synthetic Purchase Agreement.

     6.8 TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower and its Subsidiaries or any Wholly Owned Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the relevant Group Member, and (c) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

     6.9 SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by any Group Member of real or personal property that has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member.

     6.10 CHANGES IN FISCAL PERIODS. Permit the fiscal year of any Group Member to end on a day other than December 31 or change any Group Member's method of determining fiscal quarters.

     6.11 NEGATIVE PLEDGE CLAUSES. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens, Capital Lease Obligations or Secured Mortgage Indebtedness otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (c) any agreement governing Liens on Citrus Park in effect on the Closing Date.

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                                                                              39

     6.12 CLAUSES RESTRICTING DISTRIBUTIONS. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of (a) any Subsidiary of the Borrower or any Guarantor to (i) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or such Guarantor or any other Subsidiary of the Borrower or such Guarantor, (ii) make loans or advances to, or other Investments in, the Borrower or such Guarantor or any other Subsidiary of the Borrower or such Guarantor or (iii) transfer any of its assets to the Borrower or such Guarantor or any other Subsidiary of the Borrower or such Guarantor or
(b) any Hexalon Entity to (i) pay any Indebtedness owed to the Borrower, (ii) make loans or advances to, or other Investments in, the Borrower or (iii) transfer any of its assets to the Borrower, except in either case for such encumbrances or restrictions existing under or by reason of (x) any restrictions existing under the Loan Documents and (y) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

     6.13 LINES OF BUSINESS. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Group Members are engaged on the date of this Agreement (after giving effect to the Merger) or that are reasonably related thereto (each, a "PERMITTED LINE OF BUSINESS"); and, in the case of the Borrower, (a) hold any assets other than Capital Stock of Head Acquisition, cash, and intercompany promissory notes,(b) have any liabilities other than liabilities under this Agreement and fees and expenses in connection with the Transaction or (c) engage in any business other than (i) owning Capital Stock of Head Acquisition and activities incidental or related thereto, (ii) acting as the Borrower hereunder and pledging the Capital Stock of Head Acquisition owned by it to the Administrative Agent, for the benefit of the Lenders, pursuant to the Guarantee and Collateral Agreement and (iii) lending certain proceeds hereof to USC L.P. in accordance with Section 6.6 on the date hereof for the purpose of repaying certain existing indebtedness of USC L.P; and in the case of Head Acquisition, (a) hold any assets other than Capital Stock of the Target, cash, and intercompany promissory notes,(b) have any liabilities other than liabilities under this Agreement and fees and expenses in connection with the Transaction or (c) engage in any business other than (i) owning Capital Stock of the Target and activities incidental or related thereto and (ii) pledging the Capital Stock of the Target owned by it to the Administrative Agent, for the benefit of the Lenders, pursuant to the Guarantee and Collateral Agreement.

     6.14 AMENDMENTS TO TENDER DOCUMENTS AND MERGER DOCUMENTS. (a) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to any Group Member pursuant to the Tender Offer Documentation or the Merger Documentation such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto or (b) otherwise amend, supplement or otherwise modify the terms and conditions of the Tender Offer Documentation or the Merger Documentation or any such other documents except for any such amendment, supplement or modification that (i) becomes effective after the Closing Date and (ii) could not reasonably be expected to have a Material Adverse Effect.

                          SECTION 7. EVENTS OF DEFAULT

     If any of the following events shall occur and be continuing:

          (a) the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

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                                                                              40

          (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

          (c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 5.4(a) (with respect to the Borrower only), Section 5.6(a) or Section 6 of this Agreement or Sections 6.4 and 6.6(b) of the Guarantee and Collateral Agreement; or

          (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

          (e) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans and any Indebtedness to a Loan Party) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; PROVIDED, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $10,000,000 (or, in the case of Secured Mortgage Indebtedness that is non-recourse (exclusive of normal and customary carve-outs) to any Loan Party, $100,000,000); or

          (f) (i) any Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the

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                                                                              41

     entry thereof; or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Group Member or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Group Member or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

          (h) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $30,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

          (i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

          (j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

          (k) (i) RNA shall cease to have the power to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of each of the Hexalon Entities (determined on a fully diluted basis); (ii) RNA shall cease to own of record and beneficially an amount of common stock of each of the Hexalon Entities equal to at least 80% of the amount of common stock of each of the Hexalon Entities owned by RNA of record and beneficially as of the Closing Date; (iii) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding RNA, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 20% of the outstanding common stock of any of the Hexalon Entities; (iv) the board of directors of Hexalon shall cease to consist of a majority of Continuing Directors; (v) the Hexalon Entities shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement); or

          (l) Hexalon or the Target shall fail to maintain its status as a REIT for federal income tax purposes;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, the following action may be taken: with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                             SECTION 8. THE AGENTS

     8.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

     8.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

     8.3 EXCULPATORY PROVISIONS. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

     8.4 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

     8.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     8.6 NON-RELIANCE ON AGENTS AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     8.7 INDEMNIFICATION. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

     8.8 AGENT IN ITS INDIVIDUAL CAPACITY. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

     8.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

     8.10 DOCUMENTATION AGENT AND SYNDICATION AGENT. Neither the Documentation Agent nor the Syndication Agent shall have any duties or responsibilities hereunder in its capacity as such.

                            SECTION 9. MISCELLANEOUS

     9.1 AMENDMENTS AND WAIVERS. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1. The Required Lenders and each Loan Party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 9.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their obligations under this Agreement and the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section
2.11 without the written consent of the Required Lenders; or (v) amend, modify or waive any provision of Section 8 without the written consent of the Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     For the avoidance of doubt, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the "ADDITIONAL EXTENSIONS OF CREDIT") to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

     9.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower, each Hexalon Entity and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

         Borrower:                   909 North Michigan Avenue
                                     Suite 1500
                                     Chicago, Illinois 60611
                                     Attention: Daniel S. Weaver
                                     Telecopy: 312-915-2001
                                     Telephone: 312-915-2000

                                     with a copy to: General Counsel

         with a copy to:             Arnall Golden & Gregory, LLP
                                     2800 One Atlantic Center
                                     Atlanta, Georgia 30309
                                     Attention: James E. Dorsey, Esq.
                                     Telecopy: 404-873-8609
                                     Telephone: 404-873-8608

         Hexalon Entities:           909 North Michigan Avenue
                                     Suite 1500
                                     Chicago, Illinois 60611
                                     Attention: Daniel S. Weaver
                                     Telecopy: 312-915-2001
                                     Telephone: 312-915-2000

                                     with a copy to: General Counsel

         Administrative              270 Park Avenue
             Agent:                  New York, New York 10017
                                     Attention: John Mix
                                     Telecopy: 212-270-3513
                                     Telephone: 212-270-9562

         with a copy to:             Loan Agency Services
                                     One Chase Manhattan Plaza, 8th Floor
                                     New York, New York 10081
                                     Attention: Janet Belden
                                     Telecopy: 212-552-5701
                                     Telephone: 212-552-7400

PROVIDED that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

     9.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

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                                                                              47

     9.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

     9.5 PAYMENT OF EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "INDEMNITEE") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "INDEMNIFIED LIABILITIES"), PROVIDED, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, each Hexalon Entity and the Borrower agree not to assert and to cause their respective Subsidiaries not to assert, and hereby waive and agree to cause their respective Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 9.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrower pursuant to this
Section 9.5 shall be submitted to Daniel S. Weaver, Chief Financial Officer (Telephone No. 312-915-2000) (Telecopy No. 312-915-2001), at the address of the Borrower set forth in Section 9.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 9.5 shall survive repayment of the Loans and all other amounts payable hereunder.

     9.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Hexalon Entities, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

     (b) Any Lender other than any Conduit Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "PARTICIPANT") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 9.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; PROVIDED that, in the case of Section 2.13, such Participant shall have complied with the requirements of said Section and PROVIDED, FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

     (c) Any Lender other than any Conduit Lender (an "ASSIGNOR") may, in accordance with applicable law, at any time and from time to time assign to any Lender or any Lender Affiliate or, with the consent of the Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "ASSIGNEE") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; PROVIDED that, unless otherwise agreed by the Borrower and the Administrative Agent, no such assignment to an Assignee (other than any Lender or any Lender Affiliate) shall be in an aggregate principal amount of less than $5,000,000, except in the case of an assignment of all of a Lender's interests under this Agreement. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its Lender Affiliates, if any. Any such assignment shall be ratable as between this Agreement and the Merger Credit Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance,
(x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section 9.6, the consent of the Borrower shall not be required for any assignment that occurs when an Event of Default shall have occurred and be continuing. Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of the Borrower or the Administrative Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this Section 9.6(c).

     (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

     (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by Section 9.6(c), together with payment to the Administrative Agent of a registration and processing fee of $4,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

     (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 9.6 concerning assignments relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender to any Federal Reserve Bank in accordance with applicable law.

     (g) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (f) above.

     (h) Each Hexalon Entity, the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; PROVIDED, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

     9.7 ADJUSTMENTS; SET-OFF. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "BENEFITED LENDER") shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 7, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

     (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to any Loan Party, any such notice being expressly waived by each Loan Party party hereto to the extent permitted by applicable law, upon any amount becoming due and payable by any Loan Party hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the relevant Loan Party. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application.

     9.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

     9.9 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     9.10 INTEGRATION. This Agreement and the other Loan Documents represent the entire agreement of the Hexalon Entities, the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

     9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     9.12 SUBMISSION TO JURISDICTION; WAIVERS. Each Hexalon Entity and the Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Hexalon Entity or the Borrower, as the case may be, at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

     9.13 ACKNOWLEDGEMENTS. Each Hexalon Entity and the Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to such Hexalon Entity or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Hexalon Entities and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Hexalon Entities, the Borrower and the Lenders.

     9.14 RELEASES OF GUARANTEES AND LIENS. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraph (b) below.

     (b) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than obligations under or in respect of Hedge Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

     9.15 CONFIDENTIALITY

     . Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; PROVIDED that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any Lender Affiliate, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Hedge Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

     9.16 WAIVERS OF JURY TRIAL. THE HEXALON ENTITIES, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     9.17 DELIVERY OF ADDENDA. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent an Addendum duly executed by such Lender.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              HEAD ACQUISITION, L.P.

                              By Hexalon Real Estate, Inc., its general partner

                              By: /s/ Daniel S. Weaver
                                  ---------------------------------------------
                                  Name: Daniel S. Weaver
                                  Title:


                              HEAD ACQUISITION CORP.

                              By: /s/ Daniel S. Weaver
                                  ---------------------------------------------
                                  Name: Daniel S. Weaver
                                  Title:


                              HEXALON REAL ESTATE, INC.

                              By: /s/ Daniel S. Weaver
                                  ---------------------------------------------
                                  Name: Daniel S. Weaver
                                  Title:


                              HEAD ACQUISITION, L.L.C.

                              By: /s/ Daniel S. Weaver
                                  ---------------------------------------------
                                  Name: Daniel S. Weaver
                                  Title:


                              RODAMCO USA, INC.

                              By: /s/ Daniel S. Weaver
                                  ---------------------------------------------
                                  Name: Daniel S. Weaver
                                  Title:


                              DETROIT INVESTMENTS, INC.

                              By: /s/ Daniel S. Weaver
                                  ---------------------------------------------
                                  Name: Daniel S. Weaver
                                  Title:



                              745 FIFTH, INC.

                              By: /s/ Daniel S. Weaver
                                  ---------------------------------------------
                                  Name: Daniel S. Weaver
                                  Title:


                              REALCO FIFTH, INC.

                              By: /s/ Daniel S. Weaver
                                  ---------------------------------------------
                                  Name: Daniel S. Weaver
                                  Title:


                              RNA COAST INVESTMENTS, INC.

                              By: /s/ Daniel S. Weaver
                                  ---------------------------------------------
                                  Name: Daniel S. Weaver
                                  Title:


                              MOTOWN MALL LIMITED, INC.
                              By Motown Mall General, Inc., its general partner

                              By: /s/ Daniel S. Weaver
                                  ---------------------------------------------
                                  Name: Daniel S. Weaver
                                  Title:


                              NOVI MALL ASSOCIATES

                              By: /s/ Daniel S. Weaver
                                  ---------------------------------------------
                                  Name: Daniel S. Weaver
                                  Title:


                              THE CHASE MANHATTAN BANK, as Administrative
                              Agent and as a Lender

                              By: /s/ Tom Kozlark
                                  ---------------------------------------------
                                  Name: Tom Kozlark
                                  Title:


                              Bank of America, N.A., as Syndication Agent and as a Lender

                              By: /s/ Renee Sampson
                                  ---------------------------------------------
                                  Name: Renee Sampson
                                  Title:

                              Cooperatieve Centrale
                              Raiffeisen Boerenleenbank B.A.,
                              "Rabobank International", New York Branch, as Documentation Agent and as a Lender

                              By: /s/ Tom Dawe
                                  ---------------------------------------------
                                  Name: Tom Dawe
                                  Title:

                                LENDER ADDENDUM

          The undersigned Lender (i) agrees to all of the provisions of the Credit Agreement, dated as of November 2, 2000 (the "Credit Agreement"), among Hexalon Real Estate, Inc., Head Acquisition, L.L.C., Rodamco USA, Inc., Detroit Investments, Inc., 745 Fifth, Inc., Realco Fifth, Inc., RNA Coast Investments, Inc., Motown Mall Limited, Inc., Novi Mall Associates, Head Acquisition Corp., Head Acquisition, L.P. (the "Borrower"), the Lenders party thereto, the Documentation Agent and Syndication Agent named therein and The Chase Manhattan Bank, as Administrative Agent, and (ii) becomes a party thereto, as a Lender, with obligations applicable to such Lender thereunder, including, without limitation, the obligation to make extensions of credit to the Borrower in an aggregate principal amount not to exceed the amount of its Commitment as set forth opposite the undersigned Lender's name in Schedule 1.1A to the Credit Agreement, as such amount may be changed from time to time as provided in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.





Cooperatieve Centrale
Raiffeisen Boereenlenbank B.A.,
"Rabobank Nederland", New York Branch

By:    /s/ Tomas Dawe
Name:  Tomas Dawe
Title: V.P.

By:    /s/ Edward Peyser
Name:  Edward Peyser
Title: Executive Director
Dated as of  November 2, 2000

                                LENDER ADDENDUM

          The undersigned Lender (i) agrees to all of the provisions of the Credit Agreement, dated as of November 2, 2000 (the "Credit Agreement"), among Hexalon Real Estate, Inc., Head Acquisition, L.L.C., Rodamco USA, Inc., Detroit Investments, Inc., 745 Fifth, Inc., Realco Fifth, Inc., RNA Coast Investments, Inc., Motown Mall Limited, Inc., Novi Mall Associates, Head Acquisition Corp., Head Acquisition, L.P. (the "Borrower"), the Lenders party thereto, the Documentation Agent and Syndication Agent named therein and The Chase Manhattan Bank, as Administrative Agent, and (ii) becomes a party thereto, as a Lender, with obligations applicable to such Lender thereunder, including, without limitation, the obligation to make extensions of credit to the Borrower in an aggregate principal amount not to exceed the amount of its Commitment as set forth opposite the undersigned Lender's name in Schedule 1.1A to the Credit Agreement, as such amount may be changed from time to time as provided in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.





                                        The Chase Manhattan Bank

                                        By:    /s/ Tomas Kozlark
                                        Name:  Tomas Kozlark
                                        Title: V.P.

Dated as of  November 2, 2000

                                LENDER ADDENDUM

          The undersigned Lender (i) agrees to all of the provisions of the Credit Agreement, dated as of November 2, 2000 (the "Credit Agreement"), among Hexalon Real Estate, Inc., Head Acquisition, L.L.C., Rodamco USA, Inc., Detroit Investments, Inc., 745 Fifth, Inc., Realco Fifth, Inc., RNA Coast Investments, Inc., Motown Mall Limited, Inc., Novi Mall Associates, Head Acquisition Corp., Head Acquisition, L.P. (the "Borrower"), the Lenders party thereto, the Documentation Agent and Syndication Agent named therein and The Chase Manhattan Bank, as Administrative Agent, and (ii) becomes a party thereto, as a Lender, with obligations applicable to such Lender thereunder, including, without limitation, the obligation to make extensions of credit to the Borrower in an aggregate principal amount not to exceed the amount of its Commitment as set forth opposite the undersigned Lender's name in Schedule 1.1A to the Credit Agreement, as such amount may be changed from time to time as provided in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. Notwithstanding the foregoing, Bank One's commitment in this Credit Agreement will not exceed $70,000,000.





                                        Bank One, NA

                                        By:    /s/ Scott S. Solis
                                        Name:  Scott S. Solis
                                        Title: Vice President

Dated as of  November 2, 2000

                                LENDER ADDENDUM

          The undersigned Lender (i) agrees to all of the provisions of the Credit Agreement, dated as of November 2, 2000 (the "Credit Agreement"), among Hexalon Real Estate, Inc., Head Acquisition, L.L.C., Rodamco USA, Inc., Detroit Investments, Inc., 745 Fifth, Inc., Realco Fifth, Inc., RNA Coast Investments, Inc., Motown Mall Limited, Inc., Novi Mall Associates, Head Acquisition Corp., Head Acquisition, L.P. (the "Borrower"), the Lenders party thereto, the Documentation Agent and Syndication Agent named therein and The Chase Manhattan Bank, as Administrative Agent, and (ii) becomes a party thereto, as a Lender, with obligations applicable to such Lender thereunder, including, without limitation, the obligation to make extensions of credit to the Borrower in an aggregate principal amount not to exceed the amount of its Commitment as set forth opposite the undersigned Lender's name in Schedule 1.1A to the Credit Agreement, as such amount may be changed from time to time as provided in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.





                                        Bank of America, N.A.

                                        By:    /s/ Renee Sampson
                                        Name:  Renee Sampson
                                        Title: Vice President
Dated as of  November 2, 2000

                                                                  Schedule 1.1A



        Lender                                            Commitment
        ------                                            ----------
The Chase Manhattan Bank                                  $780,000,000

Bank of America, N.A.                                      200,000,000

Cooperatieve Centrale Raiffeisen-
Boerenleenbank B.A., "Rabobank
International", New York Branch                            200,000,000

Bank One, NA                                                70,000,000

                                                                       Exhibit A


===============================================================================



                                     FORM OF
                       GUARANTEE AND COLLATERAL AGREEMENT

                                     made by

                            HEXALON REAL ESTATE, INC.

                            HEAD ACQUISITION, L.L.C.

                                RODAMCO USA, INC.
                            DETROIT INVESTMENTS, INC.
                                 745 FIFTH, INC.
                               REALCO FIFTH, INC.
                           RNA COAST INVESTMENTS, INC.
                            MOTOWN MALL LIMITED, INC.
                              NOVI MALL ASSOCIATES
                             HEAD ACQUISITION CORP.

                             HEAD ACQUISITION, L.P.,

                           certain of its Affiliates,

                                   in favor of

                            THE CHASE MANHATTAN BANK

                             as Administrative Agent

                          Dated as of November __, 2000



===============================================================================

                                TABLE OF CONTENTS


                                                                                                                Page
SECTION 1.  DEFINED TERMS..........................................................................................1

        1.1 DEFINITIONS............................................................................................1
        1.2 OTHER DEFINITIONAL PROVISIONS..........................................................................4

SECTION 2.  GUARANTEE..............................................................................................5

        2.1 GUARANTEE..............................................................................................5
        2.2 RIGHT OF CONTRIBUTION..................................................................................5
        2.3 NO SUBROGATION.........................................................................................5
        2.4 AMENDMENTS, ETC. WITH RESPECT TO THE BORROWER OBLIGATIONS..............................................6
        2.5 GUARANTEE ABSOLUTE AND UNCONDITIONAL...................................................................6
        2.6 PAYMENTS...............................................................................................7
        2.7 REINSTATEMENT..........................................................................................7

SECTION 3.  GRANT OF SECURITY INTEREST.............................................................................7


SECTION 4.  CERTIFICATED INTERESTS.................................................................................7

        4.1 PLEDGED PARTNERSHIP INTERESTS..........................................................................7
        4.2 PLEDGED LLC INTERESTS..................................................................................8

SECTION 5.  REPRESENTATIONS AND WARRANTIES.........................................................................8

        5.1 TITLE; NO OTHER LIENS..................................................................................8
        5.2 PERFECTED FIRST PRIORITY LIENS.........................................................................8
        5.3 CHIEF EXECUTIVE OFFICE.................................................................................8
        5.4 PLEDGED SECURITIES.....................................................................................8

SECTION 6.  COVENANTS..............................................................................................9

        6.1 DELIVERY OF INSTRUMENTS AND CERTIFICATED SECURITIES....................................................9
        6.2 PAYMENT OF OBLIGATIONS.................................................................................9
        6.3 MAINTENANCE OF PERFECTED SECURITY INTEREST; FURTHER DOCUMENTATION......................................9
        6.4 CHANGES IN LOCATIONS, NAME, ETC........................................................................9
        6.5 NOTICES...............................................................................................10
        6.6 PLEDGED SECURITIES....................................................................................10
        6.7 CREDIT AGREEMENT COVENANTS............................................................................11

SECTION 7.  REMEDIAL PROVISIONS...................................................................................11

        7.1 INVESTMENT PROPERTY...................................................................................11
        7.2 PROCEEDS TO BE TURNED OVER TO ADMINISTRATIVE AGENT....................................................12
        7.3 APPLICATION OF PROCEEDS...............................................................................12
        7.4 CODE AND OTHER REMEDIES...............................................................................12
        7.5 REGISTRATION RIGHTS...................................................................................13
        7.6 WAIVER; DEFICIENCY....................................................................................13

SECTION 8.  THE ADMINISTRATIVE AGENT..............................................................................14


                                                                                                                Page
        8.1 ADMINISTRATIVE AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT, ETC...........................................14
        8.2 DUTY OF ADMINISTRATIVE AGENT..........................................................................15
        8.3 EXECUTION OF FINANCING STATEMENTS.....................................................................15
        8.4 AUTHORITY OF ADMINISTRATIVE AGENT.....................................................................15

SECTION 9.  MISCELLANEOUS.........................................................................................16

        9.1 AMENDMENTS IN WRITING.................................................................................16
        9.2 NOTICES...............................................................................................16
        9.3 NO WAIVER BY COURSE OF CONDUCT; CUMULATIVE REMEDIES...................................................16
        9.4 ENFORCEMENT EXPENSES; INDEMNIFICATION.................................................................16
        9.5 SUCCESSORS AND ASSIGNS................................................................................16
        9.6 SET-OFF...............................................................................................16
        9.7 COUNTERPARTS..........................................................................................17
        9.8 SEVERABILITY..........................................................................................17
        9.9 SECTION HEADINGS......................................................................................17
        9.10 INTEGRATION..........................................................................................17
        9.11 GOVERNING LAW........................................................................................17
        9.12 SUBMISSION TO JURISDICTION; WAIVERS..................................................................17
        9.13 ACKNOWLEDGMENTS......................................................................................18
        9.14 ADDITIONAL GRANTORS..................................................................................18
        9.15 RELEASES.............................................................................................18
        9.16 WAIVER OF JURY TRIAL.................................................................................19


        SCHEDULES
        Schedule 1        Notice Addresses
        Schedule 2        Pledged Securities
        Schedule 3        Perfection Matters
        Schedule 4        Jurisdictions of Organization and Chief Executive Offices of Grantors
        Schedule 5        Grantors

                       GUARANTEE AND COLLATERAL AGREEMENT

          GUARANTEE AND COLLATERAL AGREEMENT, dated as of November __, 2000, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "GRANTORS"), in favor of THE CHASE MANHATTAN BANK as Administrative Agent for the banks and other financial institutions (the "LENDERS") from time to time parties to the Credit Agreement, dated as of November __, 2000 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among HEXALON REAL ESTATE, INC., HEAD ACQUISITION, L.L.C., RODAMCO USA, INC., DETROIT INVESTMENTS, INC., 745 FIFTH, INC., REALCO FIFTH, INC., RNA COAST INVESTMENTS, INC., MOTOWN MALL LIMITED, INC., NOVI MALL ASSOCIATES, HEAD ACQUISITION CORP., HEAD ACQUISITION, L.P. (the "BORROWER"), the Lenders, the Syndication Agent and the Documentation Agent parties thereto and THE CHASE MANHATTAN BANK, as Administrative Agent.


                              W I T N E S S E T H:

          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

          WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

          WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

          WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders;

          NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                            SECTION 1. DEFINED TERMS

          1.1 DEFINITIONS. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Account, Certificated Security, Chattel Paper, General Intangibles and Instruments.

     The following terms shall have the following meanings:

          "AGREEMENT": this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "BORROWER OBLIGATIONS": the collective reference to the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Agents or any Lender (or, in the case of any Specified Hedge Agreement, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Specified Hedge Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

          "COLLATERAL": as defined in Section 3.

          "COLLATERAL ACCOUNT": any collateral account established by the Administrative Agent as provided in Section 7.2.

          "FOREIGN SUBSIDIARY": any Subsidiary of RNA organized under the laws of any jurisdiction outside the United States of America.

          "FOREIGN SUBSIDIARY VOTING STOCK": the voting Capital Stock of any Foreign Subsidiary.

          "GUARANTOR OBLIGATIONS": with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2), any other Loan Document to which such Guarantor is a party, or any Specified Hedge Agreement to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

          "GUARANTOR": the Grantors listed as "Guarantors" on SCHEDULE 5.

          "INTERCOMPANY NOTE": any promissory note evidencing loans made by any Pledgor to RNA or any of its Subsidiaries.

          "INTERCOMPANY OBLIGATIONS": all obligations, whether constituting General Intangibles or otherwise, owing to any Pledgor by any Affiliate of such Pledgor.

          "ISSUERS": the collective reference to each issuer of any Pledged Securities or Pledged Proceeds.

          "NEW YORK UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

          "OBLIGATIONS": (i) in the case of the Borrower and any other Pledgor that is not also a Guarantor, the Borrower Obligations, and (ii) in the case of each Pledgor that is also a Guarantor, its Guarantor Obligations.

          "PLEDGED LLC INTERESTS": in each case, whether now existing or hereafter acquired, all of a Pledgor's right, title and interest in and to:

               (i) any Issuer that is a limited liability company, but not any of such Pledgor's obligations from time to time as a holder of interests in any such Issuer (unless the Administrative Agent or its designee, on behalf of the Administrative Agent, shall elect to become a holder of interests in any such Issuer in connection with its exercise of remedies pursuant to the terms hereof);

               (ii) any and all moneys due and to become due to such Pledgor now or in the future by way of a distribution made to such Pledgor in its capacity as a holder of interests in any such Issuer or otherwise in respect of such Pledgor's interest as a holder of interests in any such Issuer;

               (iii) any other property of any such Issuer to which such Pledgor now or in the future may be entitled in respect of its interests in any such Issuer by way of distribution, return of capital or otherwise;

               (iv) any other claim or right which such Pledgor now has or may in the future acquire in respect of its interests in any such Issuer;

               (v)   the organizational documents of any such Issuer;

               (vi) all certificates, options or rights of any nature whatsoever that may be issued or granted by any such Issuer to such Pledgor while this Agreement is in effect; and

               (vii) to the extent not otherwise included, all Proceeds of any or all of the foregoing.

          "PLEDGED NOTES": all promissory notes listed on SCHEDULE 2, all Intercompany Notes at any time issued to any Pledgor and all other promissory notes issued to any Pledgor by any Affiliate of such Pledgor.

          "PLEDGED PARTNERSHIP INTERESTS": in each case, whether now existing or hereafter acquired, all of a Pledgor's right, title and interest in and to:

               (i) any Issuer that is a partnership, but not any of such Pledgor's obligations from time to time as a general or limited partner, as the case may be, in any such Issuer (unless the Administrative Agent or its designee, on behalf of the Administrative Agent, shall elect to become a general or limited partner, as the case may be, in any such Issuer in connection with its exercise of remedies pursuant to the terms hereof);

               (ii) any and all moneys due and to become due to such Pledgor now or in the future by way of a distribution made to such Pledgor in its capacity as a general partner or limited partner, as the case may be, in any such Issuer or otherwise in respect of such Pledgor's interest as a general partner or limited partner, as the case may be, in any such Issuer;

               (iii) any other property of any such Issuer to which such Pledgor now or in the future may be entitled in respect of its interests as a general partner or limited partner, as the case may be, in any such Issuer by way of distribution, return of capital or otherwise;

               (iv) any other claim or right which such Pledgor now has or may in the future acquire in respect of its general or limited partnership interests in any such Issuer;

               (v) the partnership agreement or other organizational documents of any such Issuer;

               (vi) all certificates, options or rights of any nature whatsoever that may be issued or granted by any such Issuer to such Pledgor while this Agreement is in effect; and

               (vii) to the extent not otherwise included, all Proceeds of any or all of the foregoing.

          "PLEDGED PROCEEDS": the reference to any Proceeds which have been pledged pursuant to the Agreement.

          "PLEDGED SECURITIES": the collective reference to the Pledged Notes and the Pledged Stock, together with the Proceeds thereof.

          "PLEDGED STOCK": the shares of Capital Stock listed on SCHEDULE 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Pledgor while this Agreement is in effect including, in any event, the Pledged LLC Interests and Pledged Partnership Interests.

          "PLEDGORS": the Grantors listed as "Pledgors" on SCHEDULE 5.

          "PROCEEDS": all "proceeds" as such term is defined in Section 9-306(1) of the New York UCC and, in any event, shall include, without limitation, all dividends, distributions or other income from the Pledged Securities, collections thereon or payments with respect thereto.

          "RECEIVABLE": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

          "RNA": Rodamco North America N.V.

          "SECURITIES ACT": the Securities Act of 1933, as amended.

          1.2 OTHER DEFINITIONAL PROVISIONS. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Pledgor, shall refer to such Pledgor's Collateral or the relevant part thereof.

                              SECTION 2. GUARANTEE

          2.1 GUARANTEE. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

          (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

          (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

          (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

          (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full and the Commitments are terminated.

          2.2 RIGHT OF CONTRIBUTION. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

          2.3 NO SUBROGATION. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Borrower Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

          2.4 AMENDMENTS, ETC. WITH RESPECT TO THE BORROWER OBLIGATIONS. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations may be rescinded and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may, from time to time, be amended, modified, supplemented or terminated, in whole or in part and any collateral security, guarantee or right of offset at any time held for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither any Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this
Section 2 or any property subject thereto.

          2.5 GUARANTEE ABSOLUTE AND UNCONDITIONAL. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or
(c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          2.6 PAYMENTS. Each Guarantor hereby guarantees that payments hereunder will be paid to The Chase Manhattan Bank, as Administrative Agent, without set-off or counterclaim in Dollars at their office located at 270 Park Avenue, New York, New York 10017.

          2.7 REINSTATEMENT. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

                     SECTION 3. GRANT OF SECURITY INTEREST

          Each Pledgor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in, all of the following property now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the "COLLATERAL"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Pledgor's Obligations:

          (i)   all Pledged Securities;

          (ii)  all Intercompany Obligations;

          (iii) all books and records pertaining to the Collateral; and

          (iv) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, all collateral security and guarantees given by any Person with respect to any of the foregoing and any Instruments evidencing any of the foregoing.

Notwithstanding the foregoing, (i) this Agreement shall not constitute an assignment or pledge of, or a grant of a security interest in or lien on, any Collateral to the extent that such assignment, pledge or grant of a security interest or lien with respect to such Collateral is prohibited by, constitutes a breach of, or results in the termination of the terms of any contract, agreement, instrument or indenture relating to such Collateral; PROVIDED that the foregoing limitation shall not affect, limit, restrict or impair the grant by any Pledgor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due or other right of payment under any such contract, agreement, instrument or indenture, and (ii) in no event shall more than 66% of the total outstanding Foreign Subsidiary Voting Equity Interest of any Foreign Subsidiary be required to be pledged hereunder.

                       SECTION 4. CERTIFICATED INTERESTS

          4.1 PLEDGED PARTNERSHIP INTERESTS. Concurrently with the delivery to the Administrative Agent of any certificate representing any Pledged Partnership Interests, the relevant Pledgor shall, if requested by the Administrative Agent, deliver an undated power covering such certificate, duly executed in blank by such Pledgor.

          4.2 PLEDGED LLC INTERESTS. Concurrently with the delivery to the Administrative Agent of any certificate representing any Pledged LLC Interests, the relevant Pledgor shall, if requested by the Administrative Agent, deliver an undated power covering such certificate, duly executed in blank by such Pledgor.

                   SECTION 5. REPRESENTATIONS AND WARRANTIES

          To induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Pledgor hereby represents and warrants to the Agents and each Lender that:

          5.1 TITLE; NO OTHER LIENS. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Pledgor owns each item of the Collateral shown on
SCHEDULE 2 as owned by it free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Agreement or as are permitted by the Credit Agreement or for which releases have been tendered on the Closing Date.

          5.2 PERFECTED FIRST PRIORITY LIENS. The security interests granted pursuant to this Agreement (a) constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for such Pledgor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Pledgor and any Persons purporting to purchase any Collateral from such Pledgor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for unrecorded Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law.

          5.3 CHIEF EXECUTIVE OFFICE. On the date hereof, such Pledgor's jurisdiction of organization and the location of such Pledgor's chief executive office or sole place of business are specified on SCHEDULE 4.

          5.4 PLEDGED SECURITIES. (a) The shares of Pledged Stock pledged by such Pledgor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer the Capital Stock of which is pledged by such Pledgor or, in the case of Foreign Subsidiary Voting Stock, if less, 66% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

          (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

          (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (d) Such Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

                              SECTION 6. COVENANTS

          Each Pledgor covenants and agrees that, from and after the date of this Agreement until the Obligations shall have been paid in full and the Commitments shall have terminated:

          6.1 DELIVERY OF INSTRUMENTS AND CERTIFICATED SECURITIES. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Certificated Security, such Instrument or Certificated Security issued to such Pledgor shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

          6.2 PAYMENT OF OBLIGATIONS. Such Pledgor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral pledged by it or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral pledged by it, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Pledgor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

          6.3 MAINTENANCE OF PERFECTED SECURITY INTEREST; FURTHER DOCUMENTATION. (a) Such Pledgor shall maintain the security interest in its assets created by this Agreement as a perfected security interest having at least the priority described in Section 5.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

          (b) Such Pledgor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Pledgor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

          (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Pledgor, such Pledgor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and
(ii) in the case of Pledged Securities and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

          6.4 CHANGES IN LOCATIONS, NAME, ETC. Such Pledgor will not, except upon prior written notice to the Administrative Agent:

          (a) change its jurisdiction of organization or the location of its chief executive office (other than a change of location of its chief executive office within the same county) or sole place of business from that referred to in Section 5.3; or

          (b) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading;

unless within 30 days of the taking of any such actions, such Pledgor has delivered to the Administrative Agent all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein.

          6.5 NOTICES. Such Pledgor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of:

          (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral pledged by it which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

          (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral pledged by it or on the security interests created hereby.

          6.6 PLEDGED SECURITIES. (a) If such Pledgor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Pledgor to the Administrative Agent, if required, together with an undated power covering such certificate duly executed in blank by such Pledgor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Pledgor, as additional collateral security for the Obligations.

          (b) Without the prior written consent of the Administrative Agent, such Pledgor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of any Issuer, except as permitted by the Credit Agreement, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement),
(iii) create, incur or permit to exist any Lien, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Pledgor or the Administrative Agent to sell, assign or transfer any of the Pledged Securities hereunder or Proceeds thereof.

          (c) In the case of each Pledgor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 6.6(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 7.1(c) and 7.5 shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it pursuant to Section 7.1(c) or 7.5 with respect to the Pledged Securities issued by it.

          6.7 CREDIT AGREEMENT COVENANTS. Such Pledgor will and will cause each of its Subsidiaries to comply with the provisions of Section 5 and Section 6 of the Credit Agreement as they relate to such Pledgor and its Subsidiaries.

                         SECTION 7. REMEDIAL PROVISIONS

          7.1 INVESTMENT PROPERTY. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Pledgor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 7.1(b), each Pledgor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and organizational rights with respect to the Pledged Securities; PROVIDED, HOWEVER, that no vote shall be cast or right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

          (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Pledgor or Pledgors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in such order as the Administrative Agent may determine, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, organizational and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any Issuer, or upon the exercise by any Pledgor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          (c) Each Pledgor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Pledgor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and each Pledgor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

          7.2 PROCEEDS TO BE TURNED OVER TO ADMINISTRATIVE AGENT. If an Event of Default shall occur and be continuing, all Proceeds received by any Pledgor consisting of cash, checks and other near-cash items shall be held by such Pledgor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Pledgor, and shall, forthwith upon receipt by such Pledgor, be turned over to the Administrative Agent in the exact form received by such Pledgor (duly indorsed by such Pledgor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Pledgor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 7.3.

          7.3 APPLICATION OF PROCEEDS. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Administrative Agent may elect, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Administrative Agent to the Borrower or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

          7.4 CODE AND OTHER REMEDIES. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby waived and released. Each Pledgor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Pledgor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 7.4, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Pledgor. To the extent permitted by applicable law, each Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

          7.5 REGISTRATION RIGHTS. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 7.4, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Pledgor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Pledgor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

          (b) Each Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

          (c) Each Pledgor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 7.5 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Pledgor further agrees that a breach of any of the covenants contained in this Section 7.5 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.5 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

          7.6 WAIVER; DEFICIENCY. Each Pledgor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC. Each Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

                      SECTION 8. THE ADMINISTRATIVE AGENT

          8.1 ADMINISTRATIVE AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT, ETC. (a) Each Pledgor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Pledgor hereby gives the Administrative Agent the power and right, on behalf of such Pledgor, without notice to or assent by such Pledgor, to do any or all of the following:

          (i) in the name of such Pledgor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due in respect of any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due in respect of any Collateral whenever payable;

          (ii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

          (iii) execute, in connection with any sale provided for in Section 7.4 or 7.5, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

          (iv) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Pledgor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate and (7) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Pledgor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Pledgor might do.

          (b) Anything in this Section 8.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 8.1(a) unless an Event of Default shall have occurred and be continuing.

          (c) If any Pledgor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, after prior notice to such Pledgor, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

          (d) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 8.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Pledgor, shall be payable by such Pledgor to the Administrative Agent on demand.

          (e) Each Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

          8.2 DUTY OF ADMINISTRATIVE AGENT. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

          8.3 EXECUTION OF FINANCING STATEMENTS. Pursuant to Section 9-402 of the New York UCC and any other applicable law, each Pledgor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Pledgor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

          8.4 AUTHORITY OF ADMINISTRATIVE AGENT. Each Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledgors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Pledgor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                            SECTION 9. MISCELLANEOUS

          9.1 AMENDMENTS IN WRITING. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.1 of the Credit Agreement.

          9.2 NOTICES. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.2 of the Credit Agreement; PROVIDED that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on SCHEDULE 1.

          9.3 NO WAIVER BY COURSE OF CONDUCT; CUMULATIVE REMEDIES. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          9.4 ENFORCEMENT EXPENSES; INDEMNIFICATION. (a) Each Grantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in collecting against such Grantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent.

          (b) Each Grantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral.

          (c) Each Grantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 9.5 of the Credit Agreement.

          (d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

          9.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; PROVIDED that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

          9.6 SET-OFF. Each Grantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time while an Event of Default pursuant shall have occurred



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                                                                              17


and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this
Section 9.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

          9.7 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

          9.8 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          9.9 SECTION HEADINGS. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          9.10 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

          9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          9.12 SUBMISSION TO JURISDICTION; WAIVERS. Each Grantor hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the



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                                                                              18


     courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          9.13 ACKNOWLEDGMENTS. Each Grantor hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

          9.14 ADDITIONAL GRANTORS. Each Subsidiary of RNA that is required to become a party to this Agreement pursuant to Section 5.9 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

          9.15 RELEASES. (a) At such time as the Loans and the other Obligations (other than Obligations in respect of Specified Hedge Agreements) shall have been paid in full, the Commitments have been terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereby shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Pledgors. At the request and sole expense of any Pledgor following any such termination, the Administrative Agent shall deliver to such Pledgor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Pledgor such documents as such Pledgor shall reasonable request to evidence such termination.

          (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Pledgor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Pledgor, shall execute and deliver to such Pledgor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Grantor shall be released from its obligations hereunder (i) in the event that all the Capital Stock of such Grantor shall be sold, transferred or otherwise disposed of or (ii) upon such Grantor becoming an Excluded Subsidiary, in each case in a transaction permitted by the Credit Agreement; PROVIDED that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the transaction in reasonable detail, including the price thereof, if applicable, and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

          9.16 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.




                                         HEXALON REAL ESTATE, INC.

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                         HEAD ACQUISITION, L.L.C.

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                         RODAMCO USA, INC.

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                         DETROIT INVESTMENTS, INC.

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                         745 FIFTH, INC.

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:

                                         REALCO FIFTH, INC.

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                         RNA COAST INVESTMENTS, INC.

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                         MOTOWN MALL LIMITED, INC.
                                         By Motown Mall General, Inc.,
                                         its general partner

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                         NOVI MALL ASSOCIATES

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                         HEAD ACQUISITION, CORP.

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                         HEAD ACQUISITION, L.P.
                                         By Hexalon Real Estate, Inc.,
                                         its general partner

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:

                                         BELLWETHER PROPERTIES OF FLORIDA
                                         (LIMITED)

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                         HRE - COUNTRYSIDE, INC.

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                         HRE - CLEARWATER, INC.

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                         GREAT NORTHERN PARTNERSHIP

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                         NORTH OLMSTED, INC.

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                         MOTOWN MALL GENERAL, INC.

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:

                                         TLN LIMITED PARTNERSHIP

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                         DETROIT PARTNERS LIMITED PARTNERSHIP

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                         DETROIT PARTNERS II LIMITED PARTNERSHIP

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                         MAPLEWOOD MALL ASSOCIATES LIMITED
                                         PARTNERSHIP

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                         HRE MAPLEWOOD, INC.

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                         HRE MINNEAPOLIS, INC.

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:

                                         HRE NORTH STAR, INC.

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                         HRE SAN ANTONIO, INC.

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                         NORTH STAR MALL ASSOCIATES LIMITED
                                         PARTNERSHIP

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                         SOUTH PARK MALL LIMITED PARTNERSHIP

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                         HRE - SOUTH PARK, INC.

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                         HRE-CHARLOTTE, INC.

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:

                                         745 ASSOCIATES

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                         RODAMCO PARTNERS

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                         RNA-SI-SKS, LLC

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                         RNA-SI, LLC

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                         HRE ALTAMONTE, INC.

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                         HRE DANBURY, INC.

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:

                                         HRE VALENCIA, INC.

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                         HRE PARAMUS PARK, INC.

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                         HRE NASHLAND, INC.

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                         HRE TWELVE OAKS, INC.

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                         HRE - PHEASANT LANE, INC.

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:

                                                                      SCHEDULE 1

                                NOTICE ADDRESSES



         c/o Hexalon Real Estate, Inc.
         950 East Paces Ferry Road
         Suite 2275
         Atlanta, Georgia  30326-1119

                                                                     SCHEDULE 2

                      DESCRIPTION OF PLEDGED SECURITIES

                           Pledged LLC Interests:

-------------------------------------------------------------------------------
                                 Name of Limited
      Pledgor                   Liability Company         Type of Interest
-------------------------------------------------------------------------------
RNA Coast Investments, Inc   RNA-SI, LLC             100% membership interest

                             RNA-SI-SKS, LLC         100% membership interest

                             Head Acquisition, LLC   7.8% membership interest

Rodamco USA, Inc.            Head Acquisition, LLC   0.2% membership interest

Realco Fifth, Inc.           Head Acquisition, LLC   23% membership interest

745 Fifth, Inc.              Head Acquisition, LLC   23% membership interest

Detroit Investment, Inc.     Head Acquisition, LLC   22% membership interest

Novi Mall Associates         Head Acquisition, LLC   2% membership interest

Motown Mall Limited, Inc.    Head Acquisition, LLC   22% membership interest
-------------------------------------------------------------------------------

                        Pledged Partnership Interests:

----------------------------------------------------------------------------------------------
                                       Name of
      Pledgor                         Partnership                            Type of Interest
----------------------------------------------------------------------------------------------
HRE-Countryside, Inc.        Bellwether Properties of Florida (Limited)      1% GP

HRE-Clearwater, Inc.         Bellwether Properties of Florida (Limited)      99% LP

Hexalon Real Estate, Inc.    Great Northern Partnership                      83.34%

                             745 Associates                                  50%

                             Head Acquisition, L.P.                          79% GP

Head Acquisition, LLC        Head Acquisition, L.P.                          21% LP

North Olmstead, Inc.         Great Northern Partnership                      16.66%

Detroit Partners Limited     TLN Limited Partnership                         59% GP
Partnership

Detroit Partners II Limited  TLN Limited Partnership                         36.9% Class A
Partnership
                                                                             4.1% LP Class B

Motown Mall General, Inc.    Novi Mall Associates                            0.112%

                             Detroit Partners Limited Partnership            50% GP

                             Detroit Partners II Limited Partnership         50% LP

TLN Limited Partnership      Novi Mall Associates                            99.888%

Motown Mall Limited, Inc.    Detroit Partners Limited Partnership            50% LP

                             Detroit Partners II Limited Partnership         50% LP

HRE Maplewood, Inc.          Maplewood Mall Associates Ltd.                  0.65% GP &
                             Partnership
                                                                             0.35% LP
----------------------------------------------------------------------------------------------


HRE Minneapolis, Inc.        Maplewood Mall Associates Ltd.                  99% LP
                             Partnership

HRE North Star, Inc.         North Star Mall Associates Limited              0.35%GP
                             Partnership
                                                                             0.65% LP

HRE San Antonio, Inc.        North Star Mall Associates Limited              99% LP
                             Partnership

HRE-South Park, Inc.         South Park Mall Limited                         1% GP
                             Partnership
HRE-Charlotte, Inc. (N.C.)   South Park Mall Limited Partnership             99% LP

Rodamco Partners             745 Associates                                  50%

745 Fifth, Inc.              Rodamco Partners                                50%

Realco Fifth, Inc.           Rodamco Partners                                50%
----------------------------------------------------------------------------------------------

                                   Pledged Stock:

----------------------------------------------------------------------------------------------
                                                                          Stock
                                                          Class of    Certificate    No. of
          Pledgor                     Issuer                Stock          No.       Shares
----------------------------------------------------------------------------------------------
Hexalon Real Estate, Inc.     HRE-Countryside, Inc.         C              1         100

                              HRE-Clearwater, Inc.          C              1         100

                              HRE-Maplewood, Inc.           C              1         100

                              HRE Minneapolis, Inc.         C              1         100

                              HRE North Star, Inc.          C              1         1,000

                              HRE San Antonio, Inc.         C              1         100

                              HRE South Park, Inc. (N.C.)   C              1         1,000

                              HRE-Charlotte, Inc. (N.C.)    C              1         1,000

                              HRE Finance, Inc.             C              1         100

                              HRE Altamonte, Inc.           C              1         100

                              HRE Danbury, Inc.             C              1         100

                              HRE Valencia, Inc.            C              1         1,000

                              HRE Paramus Park, Inc.        C              1         100

                              HRE Nashland, Inc.            C              1         100

                              HRE Twelve Oaks, Inc.         C              1         1,000

                              HRE Pheasant Lane Store,      C              1         1,000
                              Inc.

                              HRE-South Park, Inc. (Del.)   C              2         1,000

Rodamco USA, Inc.             North Olmsted, Inc.           C              1         100

Detroit Investments, Inc.     Motown Mall General, Inc.     C              1         100

Head Acquisition, L.P.        Head Acquisition Corp.        C              1         100

Head Acquisition Corp.        Urban Shopping Centers, Inc.  C              140       14,585,849

                                                            C              130       19,472

                                                            C              139       2,119,406

                                                            C              138       4,083,677
----------------------------------------------------------------------------------------------

                              Pledged Notes:

----------------------------------------------------------------------------------------------
     Pledgor/Payee                 Issuer                        Principal Amount
----------------------------------------------------------------------------------------------
HRE Finance, Inc.             North Olmsted, Inc.                $ 15,000,000.00

                              Great Northern Partnership         $ 10,000,000.00

                              HRE Plano, Inc.                    $ 83,000,000.00

                              HRE West Town Associates, L.P.     $ 71,750,000.00

                              South Park Mall Limited            $300,000,000.00
                              Partnership

                              HRE Plano, Inc.                    $ 12,000,000.00

HRE Collin Creek, Inc.        Hexalon Real Estate, Inc.          $  5,460,000.00

Hexalon Real Estate, Inc.     Detroit Partners Limited           $109,000,000.00
                              Partnership

                              Detroit Partners II Limited        $ 60,000,000.00
                              Partnership

                              Detroit Partners II Limited        $  9,000,000.00
                              Partnership

                              Rodamco Partners                   $ 95,000,000.00

                              North Olmsted, Inc.                $ 30,000,000.00

Head Acquisition, L.P.        Hexalon Real Estate, Inc.          $ 95,410,417.18

                              Hexalon Real Estate, Inc.          $ 19,000,000.00

                              Urban Shopping Centers, L.P.       $ 32,000,000.00

Novi Mall Associates          Head Acquisition, L.L.C.           $ 19,000,000.00
----------------------------------------------------------------------------------------------

                              Pledged Proceeds

----------------------------------------------------------------------------------------------
     Pledgor                       Source of Proceeds                      Pledgor's Percentage
----------------------------------------------------------------------------------------------
HRE Finance, Inc.        Pheasant Lane Store, Inc.                         82%

745 Fifth, Inc.          Proceeds received by Rodamco Partner as fee       50%
                         owner under ground lease

Realco Fifth, Inc.       Proceeds received by Rodamco Partners as fee      50%
                         owner under ground lease
----------------------------------------------------------------------------------------------

                                                                      SCHEDULE 3

                            FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS



         Uniform Commercial Code Filings

         [List each office where a financing statement is to be filed]

         Actions with respect to Pledged Stock

                                                                      SCHEDULE 4

                    LOCATION OF JURISDICTION OF ORGANIZATION
                   AND CHIEF EXECUTIVE OFFICE OF EACH GRANTOR


         950 East Paces Ferry Road
         Suite 2275
         Atlanta, Georgia  30326-1119

                                                                      SCHEDULE 5

                                    GRANTORS


         Name of Entity                  Grantor                 Pledgor
         --------------                  -------                 -------

                           ACKNOWLEDGMENT AND CONSENT(1)

     The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement, dated as of November __, 2000 (the "AGREEMENT"), made by the Grantors parties thereto for the benefit of THE CHASE MANHATTAN BANK, as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

     1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

     2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 6.6(a) of the Agreement.

     3. The terms of Sections 7.1(c) and 7.5 of the Agreement shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it pursuant to Section 7.1(c) or 7.5 of the Agreement.

                                       [NAME OF ISSUER]

                                       By:______________________________
                                          Name:
                                          Title:

                                       Address for Notices:
                                       _________________________________
                                       _________________________________
                                       _________________________________
                                       Fax: ____________________________



------------------------
(1) This consent is necessary only with respect to any Issuer which is not also a Grantor.

                                                                  Annex 1 to the
                                              Guarantee and Collateral Agreement
                                              ----------------------------------

     ASSUMPTION AGREEMENT, dated as of ________________, ____, made by ______________________________, a ______________ (the "ADDITIONAL GRANTOR"), in
favor of THE CHASE MANHATTAN BANK, as Administrative Agent (in such capacity, the "ADMINISTRATIVE AGENT") for the banks and other financial institutions or entities (the "LENDERS") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

                              W I T N E S S E T H :

      WHEREAS, HEXALON REAL ESTATE, INC., HEAD ACQUISITION, L.L.C., RODAMCO USA, INC., DETROIT INVESTMENTS, INC., 745 FIFTH, INC., REALCO FIFTH, INC., RNA COAST INVESTMENTS, INC., MOTOWN MALL LIMITED, INC., NOVI MALL ASSOCIATES, HEAD ACQUISITION CORP., HEAD ACQUISITION, L.P. (the "BORROWER"), the Lenders, the Administrative Agent and the other Agents named therein have entered into a Credit Agreement, dated as of November __, 2000 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT");

       WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of November __, 2000 (as amended, supplemented or otherwise modified from time to time, the "GUARANTEE AND COLLATERAL AGREEMENT"), in favor of the Administrative Agent for the benefit of the Lenders;

     WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

     WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

     NOW, THEREFORE, IT IS AGREED:

              1. GUARANTEE AND COLLATERAL AGREEMENT. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 9.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 5 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

              2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

              IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                            HRE-COUNTRYSIDE, INC.
                                            HRE-CLEARWATER, INC.
                                            NORTH OLMSTED, INC.
                                            HEXALON REAL ESTATE, INC.
                                            MOTOWN MALL
                                            By:___________________________
                                               Name:
                                               Title:

                                                                Annex 1-A to the
                                                            Assumption Agreement
                                                            --------------------



                            Supplement to Schedule 1

                            Supplement to Schedule 2

                            Supplement to Schedule 3

                            Supplement to Schedule 4

                            Supplement to Schedule 5

                                                                       EXHIBIT B


                                     FORM OF
                             COMPLIANCE CERTIFICATE

          This Compliance Certificate is delivered pursuant to Section 5.2(b) of the Credit Agreement, dated as of November ___, 2000 (as amended, supplemented or otherwise modified from time to time (the "CREDIT AGREEMENT"), among Hexalon Real Estate, Inc., Head Acquisition, L.L.C., Rodamco USA, Inc., Detroit Investments, Inc., 745 Fifth, Inc., Realco Fifth, Inc., RNA Coast Investments, Inc., Motown Mall Limited, Inc., Novi Mall Associates, Head Acquisition Corp., Head Acquisition, L.P. (the "BORROWER"), the Lenders party thereto, the Documentation Agent and Syndication Agent named therein and The Chase Manhattan bank, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          1. I am the duly elected, qualified and acting Chief Financial Officer of the Borrower.

          2. I have reviewed and am familiar with the contents of this Certificate.

          3. I have reviewed the terms of the Credit Agreement and the Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting period covered by the financial statements attached hereto as ATTACHMENT 1 (the "FINANCIAL STATEMENTS"). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default, except as set forth below.

          4. Attached hereto as ATTACHMENT 2 are the computations showing compliance with the covenants set forth in Section 6.1, 6.2, 6.4, 6.5, and 6.6 of the Credit Agreement.

          5. Each of the representations and warranties set forth in Section 3 of the Credit Agreement are true and correct as of the date written below.

          IN WITNESS WHEREOF, I have executed this Certificate this _____ day of ____, 200__.




                                          _________________________________
                                          Name:
                                          Title:

                                                                    Attachment 1
                                                       to Compliance Certificate




                          [Attach Financial Statements]

                                                                    Attachment 2
                                                       to Compliance Certificate




          The information described herein is as of ______, ____, and pertains to the period from _________, ____ to ________________ __, ____.






                        [Set forth Covenant Calculations]

                                                                       EXHIBIT C


                                     FORM OF
                               CLOSING CERTIFICATE


          Pursuant to Section 4.1(h) of the Credit Agreement, dated as of November ___, 2000 (the "CREDIT AGREEMENT"; terms defined therein being used herein as therein defined), among Hexalon Real Estate, Inc., Head Acquisition, L.L.C., Rodamco USA, Inc., Detroit Investments, Inc., 745 Fifth, Inc., Realco Fifth, Inc., RNA Coast Investments, Inc., Motown Mall Limited, Inc., Novi Mall Associates, Head Acquisition Corp., Head Acquisition, L.P. (the "BORROWER"), the Lenders party thereto, the Documentation Agent and Syndication Agent named therein and The Chase Manhattan Bank, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT"), the undersigned [INSERT TITLE OF OFFICER] of [INSERT NAME OF LOAN PARTY] (the "CERTIFYING LOAN PARTY") hereby certifies as follows:

          1. The representations and warranties of the Certifying Loan Party set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Certifying Loan Party pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

          2. ___________________ is the [duly elected and qualified Corporate Secretary][General Partner][Managing Member] of the Certifying Loan Party and the signature set forth for such officer below is such officer's true and genuine signature.

          3. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof and the use of proceeds thereof. [Borrower only]

          4. The conditions precedent set forth in Section 4.1 of the Credit Agreement were satisfied as of the Closing Date. [Borrower only]

          The undersigned [Corporate Secretary][General Partner][Managing Member] of the Certifying Loan Party certifies as follows:

          1. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Certifying Loan Party, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Certifying Loan Party.

          2. The Certifying Loan Party is a [corporation][limited partnership][limited liability company] duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization.

          3. Attached hereto as ANNEX 1 is a true and complete copy of resolutions duly adopted by the[Board of Directors][General Partner][Managing Member] of the Certifying Loan Party on _________________; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Certifying Loan Party now in force relating to or affecting the matters referred to therein.

          4. Attached hereto as ANNEX 2 is a true and complete copy of the [By-Laws][Partnership Agreement][Membership Agreement] of the Certifying Loan Party as in effect on the date hereof.

          5. Attached hereto as ANNEX 3 is a true and complete copy of the [Certificate of Incorporation][Certificate of Organization][Certificate of Formation] of the Certifying Loan Party as in effect on the date hereof.

          6. The following persons are now duly elected and qualified officers of the Certifying Loan Party holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Certifying Loan Party each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Certifying Loan Party pursuant to the Loan Documents to which it is a party:


         Name                                     Office                             Signature
         ----                                     ------                             ---------

         Gerald E. Eagan       Chairman and Chief Exective Officer              ________________________

         Lee M. Letchford      President                                        ________________________

         Daniel S. Weaver      Vice President, Treasurer and Secretary          ________________________

         Sharon E. Bair        Vice President and Assistant Secretary           ________________________

         Thomas F. Heyse       Vice President                                   ________________________

         Paula A. Ball         Assistant Secretary                              ________________________

         James E. Dorsey       Assistant Secretary                              ________________________

         Andrew J. Schut       Assistant Secretary                              ________________________



          IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.



--------------------------                ------------------------------
Name:                                     Name:
Title:                                    Title:  [Corporate Secretary]
                                                  [General Partner]

                                                  [Managing Member]

Date:  _______________, 200_

                                                                         ANNEX 1




                               [Board Resolutions]

                                                                         ANNEX 2




             [By Laws][Partnership Agreement][Membership Agreement]

                                                                         ANNEX 3




           [Certificate of Incorporation][Certificate of Organization]
                           [Certificate of Formation]

                                                                       EXHIBIT D


                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE


          Reference is made to the Credit Agreement, dated as of November ___, 2000 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Hexalon Real Estate, Inc., Head Acquisition, L.L.C., Rodamco USA, Inc., Detroit Investments, Inc., 745 Fifth, Inc., Realco Fifth, Inc., RNA Coast Investments, Inc., Motown Mall Limited, Inc., Novi Mall Associates, Head Acquisition Corp., Head Acquisition, L.P. (the "BORROWER"), the Lenders party thereto, the Documentation Agent and Syndication Agent named therein and The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          The Assignor identified on Schedule l hereto (the "ASSIGNOR") and the Assignee identified on Schedule l hereto (the "ASSIGNEE") agree as follows:

          1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "ASSIGNED INTEREST") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an "ASSIGNED FACILITY"; collectively, the "ASSIGNED FACILITIES"), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

          2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Affiliates or any other obligor or the performance or observance by the Borrower, any of its Affiliates or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.

          3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 3.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agents or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.13(d) of the Credit Agreement.

          4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "EFFECTIVE DATE"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

          5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date.

          6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1
                  to Assignment and Acceptance with respect to
              the Credit Agreement, dated as of November ___, 2000,
  among Hexalon Real Estate, Inc., Head Acquisition, L.L.C., Rodamco USA, Inc.,
    Detroit Investments, Inc., 745 Fifth, Inc., Realco Fifth, Inc., RNA Coast
       Investments, Inc., Motown Mall Limited, Inc., Novi Mall Associates,
        Head Acquisition Corp., Head Acquisition, L.P. (the "BORROWER"),
                  the Lenders party thereto, the Documentation
                    Agent and Syndication Agent named therein
              and The Chase Manhattan Bank, as Administrative Agent


Name of Assignor: _______________________

Name of Assignee: _______________________

Effective Date of Assignment: _________________


                                                    Principal
     Credit Facility Assigned                    Amount Assigned
     ------------------------                    ---------------
                                                $_________________


[Name of Assignee]                           [Name of Assignor]
By:_________________________                 By:______________________________
   Title:                                       Title:

Accepted for Recordation in the Register:    Required Consents (if any):

THE CHASE MANHATTAN BANK, as                 [Name of Borrower]
Administrative Agent

By:______________________________            By:______________________________
    Title:                                       Title:
                                             THE CHASE MANHATTAN BANK, as
                                             Administrative Agent

                                             By:______________________________
                                                 Title:

                                                                      EXHIBIT F


                          FORM OF EXEMPTION CERTIFICATE

     Reference is made to the Credit Agreement, dated as of November ___, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Hexalon Real Estate, Inc., Head Acquisition, L.L.C., Rodamco USA, Inc., Detroit Investments, Inc., 745 Fifth, Inc., Realco Fifth, Inc., RNA Coast Investments, Inc., Motown Mall Limited, Inc., Novi Mall Associates, Head Acquisition Corp., Head Acquisition, L.P. (the "Borrower"), the Lenders party thereto, the Documentation Agent and Syndication Agent named therein and The Chase Manhattan Bank, as administrative agent (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. ______________________ (the "Non-U.S. Lender") is providing this certificate pursuant to Section 2.13(d) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

     1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans in respect of which it is providing this certificate.

     2. The Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Non-U.S. Lender further represents and warrants that:

          (a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

          (b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

     3. The Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code.

     4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

     IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

                                     [NAME OF NON-U.S. LENDER]

                                     By:______________________________________
                                        Name:
                                        Title:

                                     Date: ___________________________________

                                                                      EXHIBIT G


                                     FORM OF
                                 LENDER ADDENDUM

     The undersigned Lender (i) agrees to all of the provisions of the Credit Agreement, dated as of November ___, 2000 (the "Credit Agreement"), among Hexalon Real Estate, Inc., Head Acquisition, L.L.C., Rodamco USA, Inc., Detroit Investments, Inc., 745 Fifth, Inc., Realco Fifth, Inc., RNA Coast Investments, Inc., Motown Mall Limited, Inc., Novi Mall Associates, Head Acquisition Corp., Head Acquisition, L.P. (the "Borrower"), the Lenders party thereto, the Documentation Agent and Syndication Agent named therein and The Chase Manhattan Bank, as Administrative Agent, and (ii) becomes a party thereto, as a Lender, with obligations applicable to such Lender thereunder, including, without limitation, the obligation to make extensions of credit to the Borrower in an aggregate principal amount not to exceed the amount of its Commitment as set forth opposite the undersigned Lender's name in Schedule 1.1A to the Credit Agreement, as such amount may be changed from time to time as provided in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.





                                     -----------------------------------------
                                        (Name of Lender)


                                     By:______________________________________
                                        Name:
                                        Title:


Dated as of ________________, 200_  [Insert scheduled Closing Date]

                                                                    Exhibit E-1

                   [Form of Arnall, Golden & Gregory Opinion]



                                November 2, 2000


The Chase Manhattan Bank,
as Administrative Agent for the several banks and other financial institutions or entities that are parties to the "Credit Agreement" referred to below (collectively, the "Lenders")

270 Park Avenue
New York, New York  10017

and

The Lenders

          Re: Tender Credit Facility (the "Facility"), made as of November 2, 2000, by The Chase Manhattan Bank, as Administrative Agent ("Administrative Agent") for the Lenders to Head Acquisition, L.P., a Delaware limited partnership (the "Borrower") pursuant to a Credit Agreement, dated as of November 2, 2000 (the "Credit Agreement") among Hexalon Real Estate, Inc., a Delaware corporation ("HRE"); Head Acquisition, L.L.C., a Delaware limited liability company; Rodamco USA, Inc., a Delaware corporation; Detroit Investments, Inc., a Delaware corporation; 745 Fifth, Inc., a Delaware corporation; Realco Fifth, Inc., a Delaware corporation; RNA Coast Investments, Inc., a Delaware corporation; Motown Mall Limited, Inc., a Delaware corporation; Novi Mall Associates, a Michigan co-partnership ("NMA"); Head Acquisition Corp., a Delaware corporation (collectively with Borrower, the "Borrower Parties"); Borrower and the Lenders.

Ladies and Gentlemen:

     We have acted as counsel to: (a) the Borrower Parties; (b) those corporations, limited partnerships and limited liability companies listed on SCHEDULE A attached hereto and made a part hereof (collectively, the "Delaware Hexalon Guarantors"); and (c) those corporations, limited partnerships and general partnerships listed on SCHEDULE B attached hereto and made a part hereof (collectively, the "Other Hexalon Guarantors"; the Delaware Hexalon Guarantors and the Other Hexalon Guarantors sometimes being collectively referred to as the "Hexalon Guarantors") with respect to the Facility to be made available by the Lenders. In connection therewith, you have requested our opinion as to the matters hereinafter set forth.

The Chase Manhattan Bank
November 2, 2000
Page 2


                      A. INSTRUMENTS AND DOCUMENTS EXAMINED
                         -----------------------------------

     In preparing this Opinion Letter, we have examined originals or copies of the following documents (items 1-3 being collectively referred to as the "Credit Facility Documents"):

     1. Credit Agreement;

     2. Guarantee and Collateral Agreement, dated as of November 2, 2000, by and among the Borrower Parties and the Hexalon Guarantors in favor of the Administrative Agent (the "Collateral Agreement");

     3. UCC-1 Financing Statements, dated as of November 2, 2000, by and among the Borrower Parties and the Hexalon Guarantors, to be filed in the State of Georgia (collectively, the "Financing Statements");

     4. Articles of Incorporation, as amended, Bylaws, minute books, resolutions and Certificates of Good Standing issued by the Secretary of State of the State of Delaware with respect to such of the Borrower Parties and Hexalon Guarantors that are corporations;

     5. Limited Partnership Agreements, Certificates of Limited Partnership and consents of such of the Borrower Parties and Hexalon Guarantors that are limited partnerships; and

     6. Certificates of Formation, Operating Agreements and consents of such of the Borrower Parties and Hexalon Guarantors that are limited liability companies.

     In addition, in preparing this Opinion Letter, we have reviewed such other documents as we have deemed necessary or appropriate in order to deliver the opinions hereinafter expressed.

                                 B. ASSUMPTIONS
                                    -----------

     The opinions expressed herein are subject to the following assumptions, in addition to any other specific assumptions set forth elsewhere herein:

     1. All copies of the Credit Facility Documents and all records, certificates, letters and other documents examined by us are accurate, true, complete and correct copies of the originals thereof. All factual warranties, representations and statements made by the parties in the Credit Facility Documents or in any other documents attendant to the Facility are accurate, true and correct.

     2. Each of the individuals executing the Credit Facility Documents (other than on behalf of the Borrower Parties or the Hexalon Guarantors) has the requisite legal

The Chase Manhattan Bank
November 2, 2000
Page 3

        capacity, and all signatures on the Credit Facility
        Documents (other than on behalf of the Borrower Parties and Hexalon Guarantors) are genuine.

     3. Each of the individuals executing the Credit Facility Documents has sufficient legal competency to do so.

     4. The Financing Statements shall be properly filed and recorded in a timely manner with the Office of the Clerk of the Superior Court of any county in the State of Georgia (as applicable, the "Filing Office"), and all filing fees and any other taxes, charges or fees due in connection therewith shall be promptly paid when due.

     5. The Credit Facility Documents have been duly authorized by all requisite corporate, trust company or other power and authority, properly executed and delivered on behalf of the parties thereto (other than the Borrower Parties and the Hexalon Guarantors), by duly authorized officers, members, trustees or partners thereof, by each respective party to each of the respective Credit Facility Documents (other than the Borrower Parties and the Hexalon Guarantors), as the case may be.

     6. The applicable Borrower Parties or Hexalon Guarantors have title to, or the rights described in, the collateral covered by the Financing Statements.

     7. The Financing Statements give a correct address of the secured party from which information concerning the security interest to be perfected thereby may be obtained and give the correct mailing addresses and tax identification numbers of the applicable Borrower Parties or Hexalon Guarantors.

     With your permission, we have made no investigation of the facts underlying the foregoing assumptions, but we wish to advise you that nothing has come to our attention which would indicate that we are not justified in making such assumptions or that any such assumptions are incorrect. Except as set forth herein, we have made no investigation regarding the accuracy or veracity of any warranties, representations and statements of fact contained in any documents, records, instruments, letters or other writings examined by us, nor have you requested us to do so, and we express no opinion herein regarding the same. No opinion is expressed herein regarding the existence or nonexistence of, or the effect of, any form of fraud, misrepresentation, mistake, duress or criminal activity upon the Credit Facility Documents, the execution of delivery thereof or the transactions contemplated thereby, and we have made no investigation of the facts or law pertaining to such conduct, none of which has occurred to our knowledge.

The Chase Manhattan Bank
November 2, 2000
Page 4

                                   C. OPINIONS
                                      --------

     Based upon the foregoing and the qualifications hereinafter set forth, we are of the opinion that:

     1. Each Borrower Party that is identified as a Delaware corporation on page 1 of this Opinion Letter and each Hexalon Guarantor that is identified as a Delaware corporation on SCHEDULE A to this Opinion Letter is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     2. Each Borrower Party that is identified as a Delaware limited partnership on page 1 of this Opinion Letter and each Hexalon Guarantor that is identified as a Delaware limited partnership on SCHEDULE A to this Opinion Letter is a limited partnership organized, validly existing and in good standing under the laws of the State of Delaware.

     3. Each Borrower Party that is identified as a Delaware limited liability company on page 1 of this Opinion Letter and each Hexalon Guarantor that is identified as a Delaware limited liability company on SCHEDULE A to this Opinion Letter is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.

     4. Each Borrower Party (other than NMA) and each Delaware Hexalon Guarantor has the applicable corporate, limited partnership, limited liability company or other power and authority, as applicable: (a) to execute and deliver each of the Credit Facility Documents to which such Borrower Party (other than NMA) or Delaware Hexalon Guarantor is a party; (b) to borrow and perform its respective obligations thereunder; and (c) to grant the security interests to be granted by it pursuant to the Collateral Agreement. All necessary corporate, limited partnership, limited liability company or other action, as applicable, has been taken to authorize the execution, delivery and performance of each Credit Facility Document to which a particular Borrower Party (other than NMA) or Delaware Hexalon Guarantor is a party, by the applicable Borrower Party (other than NMA) or Delaware Hexalon Guarantor.

     5. Each of the Credit Facility Documents has been validly executed and delivered by the applicable Borrower Party (other than NMA) or Delaware Hexalon Guarantor.

     6. With respect to any Borrower Party (other than NMA) and any Delaware Hexalon Guarantor, (a) its execution and delivery of the Credit Facility Documents to which such Borrower Party or Delaware Hexalon Guarantor is a party; (b) its borrowings in accordance with the terms of the Credit Facility Documents; (c) the performance of its payment obligations thereunder; and (d) the granting of any security interests, if any, to be granted by it pursuant to the Collateral Agreement will not result in any violation of: (i) the certificate of incorporation or by-laws of each such Borrower Party or Delaware Hexalon Guarantor that is a corporation; (ii) the limited partnership agreement of each such Borrower Party or Delaware Hexalon Guarantor that is a limited partnership; and (iii) the articles of organization or operating agreement of each such Borrower Party or Delaware Hexalon Guarantor that is a limited liability company.

The Chase Manhattan Bank
November 2, 2000
Page 4

     7. With respect to any Borrower Party (other than NMA) and any Hexalon Guarantor, (a) its execution and delivery of the Credit Facility Documents to which such Borrower Party or Hexalon Guarantor is a party; (b) its borrowings in accordance with the terms of the Credit Facility Documents; (c) the performance of its payment obligations thereunder; and (d) the granting of any security interests, if any, to be granted by it pursuant to the Collateral Agreement will not result in any violation of any Federal, Georgia or Delaware statute or any order known to us issued by any Federal, Georgia or Delaware court or governmental agency or body, assuming that the proceeds of the borrowings contemplated by the Credit Facility Documents will be used in accordance with the terms of the Credit Agreement. For the purposes of this Opinion Letter, any opinions expressed herein regarding the statutes and laws of the State of Delaware or the orders of any court or governmental agency or body of the State of Delaware are expressly limited to our review of the general corporation, limited liability company and limited partnership laws of the State of Delaware.

     8. No consent, approval, authorization, order, filing, registration or qualification of or with any Federal, Georgia or Delaware governmental agency or body is required for the execution and delivery by any Borrower Party or Hexalon Guarantor of the Credit Facility Documents to which it is a party, the borrowings by any Borrower Party in accordance with the terms of the Credit Facility Documents, the performance by the Borrower Parties or Hexalon Guarantors of their respective payment obligations under the Credit Facility Documents or the granting of any security interests under the Collateral Agreement, except for filings required for the perfection of security interests granted pursuant to the Collateral Agreement. For the purposes of this Opinion Letter, any opinions expressed herein regarding the requirements of any governmental agency or body of the State of Delaware are expressly limited to those requirements arising under the general corporation, limited liability company and limited partnership laws of the State of Delaware.

     9. Each Financing Statement constitutes a valid and legally binding obligation of each Borrower Party or Hexalon Guarantor that is a party thereto, enforceable against such Borrower Party or Hexalon Guarantor in accordance with its terms.

    10. No Borrower Party or Hexalon Guarantor is an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

    11. Assuming the Borrower Parties will comply with the provisions of the Credit Agreement relating to the use of proceeds, the making of the Loans under the Credit Agreement will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

    12. Each of the Financing Statements is in appropriate form under the laws of the State of Georgia and the Uniform Commercial Code as enacted in Georgia (the "Georgia UCC") for filing in a Filing Office.

The Chase Manhattan Bank
November 2, 2000
Page 6

    13. Upon the filing of the Financing Statements in a Filing Office, the Administrative Agent will have a perfected security interest for the benefit of the Lenders in that portion of the collateral described in the Collateral Agreement that is covered by Article 9 of the Georgia UCC (collectively, the "Article 9 Collateral") in which a security interest may be perfected by filing a financing statement pursuant to the Georgia UCC.

     Our opinions expressed in this Paragraph C.13 above are subject to the following qualifications in addition to the other qualifications set forth in this Opinion Letter:

          (a) We express no opinion as to any Borrower Party's or Hexalon Guarantor's right in or title to any of the collateral described in the Financing Statements.

          (b) In the case of non-identifiable cash proceeds, continuation of perfection of Administrative Agent's security interest therein is limited to the extent set forth in Section 9-306 of the Georgia UCC.

          (c) In the case of a security interest in or pledge of money or "instruments" (as such term is defined in Article 9 of the Georgia
     UCC), other than money or instruments constituting "chattel paper" (as such term is defined in Article 9 of the Georgia UCC), such security interest cannot be perfected by filing of the Financing Statements, but must be perfected by taking physical possession thereof.

          (d) In the case of all collateral, Section 9-403 of the Georgia UCC requires the filing of continuation statements within six months prior to the expiration of each five-year period following the original filing of such Financing Statements describing such collateral in order to continue the perfection of Administrative Agent's security interest therein perfected by the filing of such Financing Statements.

          (e) In the case of property which becomes collateral after the date hereof, Section 552 of the Federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

          (f) We wish to point out that the perfection of a security interest that is perfected by the filing of a Financing Statement will be terminated (1) under Section 9-402 of the Georgia UCC as to any Collateral acquired by any Borrower Party or Hexalon Guarantor more than four months after such Borrower Party or Hexalon Guarantor changes its name, identity or corporate structure so as to make the Financing Statement seriously misleading, unless new appropriate financing statements indicating the new name, identity or corporate structure of such

The Chase Manhattan Bank
November 2, 2000
Page 7

     Borrower Party or Hexalon Guarantor are properly filed before the expiration of such four months; and (2) under Section 9-103 and 9-104 of the Georgia UCC as to any collateral consisting of accounts, general intangible, mobile goods or chattel paper, four months after such Borrower Party or Hexalon Guarantor changes its chief executive office to a new jurisdiction outside the jurisdiction in which such Borrower Party or Hexalon Guarantor has its chief executive office (or, if earlier, when perfection under the laws of such jurisdiction would have ceased as set forth above) unless such security interests are perfected in such new jurisdiction before that termination.

          (g) No opinion is given herein with regard to the priority of any security title, security interest, or lien created hereby.

     14. All of the shares of capital stock described on Schedule 2 to the Collateral Agreement are owned of record by the Borrower Parties and the Hexalon Guarantors, collectively.

                                D. QUALIFICATIONS
                                   ---------------

     All of the opinions and confirmations expressed above are based upon and subject to the qualifications, limitations and exceptions set forth below:

          1. We are admitted to practice only in the State of Georgia and we express no opinion as to matters governed by any laws other than the laws of the State of Georgia, the federal laws of the United States of America and the general corporation, limited liability company and limited partnership law of the State of Delaware.

          2. This Opinion Letter is limited to the matters expressly set forth herein, and no opinion is to be inferred or may be implied beyond the matters expressly so stated.

          3. This Opinion Letter may not be relied upon by any person other than the stated recipients for any other purposes or used, circulated, quoted or otherwise referred to for any other purpose.

          4. We have not made an examination of title to any collateral, including the Article 9 Collateral, and we express no opinion with respect thereto or to the priority of any liens or security interests arising under any of the Credit Facility Documents. Insofar as they relate to the creation, perfection and effect of perfection or non-perfection of a security interest in collateral subject to the Georgia UCC, the opinions set forth herein are further limited to such collateral which is governed by Georgia law on the perfection or non-perfection of a security interest in personal property, as set forth in the Georgia UCC. It should be noted that Georgia UCC Section 9-103 governs the choice of state law for questions of perfection

The Chase Manhattan Bank
November 2, 2000
Page 8

             and the effect of perfection or non-perfection of collateral subject to the Georgia UCC, which matters may not be waived by agreement.

          5. Except as expressly provided for herein, no opinion is given herein as to any laws regulating the business of the any Lender, including, without limitation, (a) the types of investments that can be made by the Administrative Agent or any Lender; or (b) the legal lending limit of the Administrative Agent or any Lender

          6. Whenever the phrases, "to our knowledge," "known to us"; or words of similar import are used in this Opinion Letter, it is intended to indicate that the current actual, conscious knowledge of the attorneys within this firm who have devoted substantive attention to the Facility (and not to the knowledge of the firm generally) is not inconsistent with that portion of this Opinion Letter which such phrase qualifies. Except as may otherwise be expressly stated herein: (a) we have made no independent investigation with respect to such matters and have examined only the files of the Borrower Parties and Hexalon Guarantors at this firm which were generated in connection with the Facility; and (b) we have not made any other examination of our files or the files of the Borrower Parties or the Hexalon Guarantors (wherever located).

          7. The opinions set forth above are based solely upon the laws and regulations of the United States of America and the State of Georgia, and the general corporate, limited partnership or limited liability company laws of the State of Delaware and state of facts as stated in the Credit Facility Documents in effect on the date hereof. We undertake no obligation to advise you of facts or changes in law occurring after the date of this Opinion Letter which might affect the opinions expressed herein. Nothing herein shall be construed to be an opinion as to the applicability or effect of the laws of any other jurisdiction or of the provisions of any Credit Facility Document that is governed under laws of a state other than the State of Georgia, the general corporate, limited partnership or limited liability company laws of the State of Delaware or a country other than the United States of America. Nothing contained herein is intended to be, nor shall it be deemed to be, an expression of an opinion with respect to (a) compliance with state, local or federal permits or approvals (including those relating to land use planning, environmental matters, and zoning) or the effect thereof, if any, on the enforceability of the Credit Facility Documents, or
             (b) federal or state tax matters (including, without limitation, any opinion as to the characterization of the transaction for tax or accounting purposes).

The Chase Manhattan Bank
November 2, 2000
Page 9

     This Opinion Letter has been provided solely for the benefit of Administrative Agent and its successors and assigns, the parties listed on SCHEDULE C attached hereto and any rating agency in connection with the securitization of the Facility, and their respective counsel, and no other person or entity shall be entitled to rely hereon without the express written consent of the undersigned. As such, this Opinion Letter shall not be quoted from, in whole or in part, or otherwise be referred to in any financial statement or other documents, nor filed with or furnished to any governmental agency, without the prior written consent of the undersigned.

                                     Very truly yours,



                                     ARNALL GOLDEN & GREGORY, LLP

                                   SCHEDULE A

                           DELAWARE HEXALON GUARANTORS
                           -----------------------------


----------------------------------------------------------- -----------------------------------------------------------

ENTITY                                                      STATE OF ORGANIZATION
-------                                                     ---------------------
----------------------------------------------------------- -----------------------------------------------------------
HRE - Countryside, Inc.                                     Delaware corporation

----------------------------------------------------------- -----------------------------------------------------------
HRE-Clearwater, Inc.                                        Delaware corporation

----------------------------------------------------------- -----------------------------------------------------------
North Olmsted, Inc.                                         Delaware corporation

----------------------------------------------------------- -----------------------------------------------------------
Motown Mall General, Inc.                                   Delaware corporation

----------------------------------------------------------- -----------------------------------------------------------
TLN Limited Partnership                                     Delaware limited partnership

----------------------------------------------------------- -----------------------------------------------------------
Maplewood Mall Associates Limited Partnership               Delaware limited partnership

----------------------------------------------------------- -----------------------------------------------------------
HRE Maplewood, Inc.                                         Delaware corporation

----------------------------------------------------------- -----------------------------------------------------------
HRE Minneapolis, Inc.                                       Delaware corporation

----------------------------------------------------------- -----------------------------------------------------------
HRE North Star, Inc.                                        Delaware corporation

----------------------------------------------------------- -----------------------------------------------------------
HRE San Antonio, Inc.                                       Delaware corporation

----------------------------------------------------------- -----------------------------------------------------------
North Star Mall Associates Limited Partnership              Delaware limited partnership

----------------------------------------------------------- -----------------------------------------------------------
HRE Finance, Inc.                                           Delaware corporation

----------------------------------------------------------- -----------------------------------------------------------
RNA-SI-SKS, LLC                                             Delaware limited liability company

----------------------------------------------------------- -----------------------------------------------------------
RNA-SI, LLC                                                 Delaware limited liability company

----------------------------------------------------------- -----------------------------------------------------------
HRE Altamonte, Inc.                                         Delaware corporation

----------------------------------------------------------- -----------------------------------------------------------
HRE Danbury, Inc.                                           Delaware corporation

----------------------------------------------------------- -----------------------------------------------------------
HRE Valencia, Inc.                                          Delaware corporation

----------------------------------------------------------- -----------------------------------------------------------
HRE Paramus Park, Inc.                                      Delaware corporation

----------------------------------------------------------- -----------------------------------------------------------
HRE Nashland, Inc.                                          Delaware corporation

----------------------------------------------------------- -----------------------------------------------------------
HRE Twelve Oaks, Inc.                                       Delaware corporation

----------------------------------------------------------- -----------------------------------------------------------
HRE Pheasant Lane Store, Inc.                               Delaware corporation

----------------------------------------------------------- -----------------------------------------------------------
HRE-South Park, Inc.                                        Delaware corporation

----------------------------------------------------------- -----------------------------------------------------------
HRE-Charlotte, Inc.                                         Delaware corporation

----------------------------------------------------------- -----------------------------------------------------------
745 Fifth, Inc.                                             Delaware corporation

----------------------------------------------------------- -----------------------------------------------------------

                                   SCHEDULE B
                                   ----------

                            OTHER HEXALON GUARANTORS


----------------------------------------------------------- -----------------------------------------------------------
ENTITY                                                      STATE OF ORGANIZATION
----------------------------------------------------------- -----------------------------------------------------------
Bellwether Properties of Florida (Limited)                  Florida limited partnership

----------------------------------------------------------- -----------------------------------------------------------
Great Northern Partnership                                  Ohio general partnership

----------------------------------------------------------- -----------------------------------------------------------
Detroit Partners Limited Partnership                        Michigan limited partnership

----------------------------------------------------------- -----------------------------------------------------------
Detroit Partners II Limited Partnership                     Michigan limited partnership

----------------------------------------------------------- -----------------------------------------------------------
South Park Mall Limited Partnership                         North Carolina limited partnership

----------------------------------------------------------- -----------------------------------------------------------
HRE-South Park, Inc.                                        North Carolina corporation

----------------------------------------------------------- -----------------------------------------------------------
HRE-Charlotte, Inc.                                         North Carolina corporation

----------------------------------------------------------- -----------------------------------------------------------
745 Associates                                              New York general partnership

----------------------------------------------------------- -----------------------------------------------------------
Rodamco Partners (f/k/a Fifth Avenue Partners)              New York general partnership

----------------------------------------------------------- -----------------------------------------------------------

                                   SCHEDULE C
                                   ----------

                                     LENDERS


          1.    THE CHASE MANHATTAN BANK

          2.    BANK OF AMERICA, N.A.

          3. COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK INTERNATIONAL", NEW YORK BRANCH

          4.    BANK ONE, NA

                                                                     Exhibit E-2

                       [Form of Winston & Strawn Opinion]







                                November 2, 2000


The Chase Manhattan Bank, individually
    and as Administrative Agent
270 Park Avenue
New York, New York 10017

The Lenders signatory to the
Credit Agreement referred to below

Ladies and Gentlemen:

We have acted as special counsel to Hexalon Real Estate, Inc., a Delaware corporation ("HEXALON"), Head Acquisition, L.L.C., a Delaware limited liability company ("HEAD LLC"), Head Acquisition, L.P., a Delaware limited partnership ("HEAD LP"), and Head Acquisition Corp., a Delaware corporation ("HAC"), in connection with that certain Tender Facility Credit Agreement dated as of the date hereof (the "CREDIT AGREEMENT") by and among Hexalon, Head LLC, Rodamco USA, Inc., a Delaware corporation ("RUSA"), Detroit Investments, Inc., a Delaware corporation ("DII"), 745 Fifth, Inc., a Delaware corporation ("745"), Realco Fifth, Inc., a Delaware corporation ("REALCO"), RNA Coast Investments, Inc., a Delaware corporation ("RNACI"), Motown Mall Limited, Inc., a Delaware corporation ("MMLI"), Novi Mall Associates, a Michigan co-partnership ("NOVI"), Head LP, as Borrower, HAC, the financial institutions signatory thereto as lenders (the "LENDERS"), and The Chase Manhattan Bank, as administrative agent (the "AGENT") on behalf of the Lenders, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank International", New York Branch, as documentation agent, and Bank of America, N.A., as syndication agent. Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement. This opinion letter is delivered to you at our clients' request pursuant to Section 4.1(k)(ii) of the Credit Agreement.

     In rendering the opinions set forth herein, we have examined:

     (i)   the Certificate of Incorporation and Bylaws of Hexalon and HAC;

     (ii) resolutions of the board of directors of Hexalon and HAC with respect to the transactions referred to herein;

     (iii) the Amended and Restated Agreement of Limited Partnership of Head LP;

     (iv) the Amended and Restated Limited Liability Company Agreement of Head LLC;

     (v)   the Credit Agreement;

     (vi) that certain Guarantee and Collateral Agreement dated as of the date hereof by HAC, Hexalon, Head LLC, Head LP, RUSA, DII, 745, Realco, RNACI, MMLI, Novi and the entities listed on Exhibit A attached hereto (the "SUBSIDIARIES") (the "GUARANTEE AND COLLATERAL AGREEMENT"); and

     (vii) the financing statements on Form UCC-1 (the "FINANCING STATEMENTS") under the Illinois UCC delivered to the Agent, for the benefit of the Lenders, for filing in the office of the Secretary of State of Illinois (the "FILING OFFICE");

(the Credit Agreement and the Guarantee and Collateral Agreement are collectively hereinafter referred to as the "CREDIT DOCUMENTS") and such other agreements, instruments, and documents, and such questions of law as we have deemed necessary or appropriate to enable us to render the opinions expressed below. Additionally, we have examined originals or copies, certified to our satisfaction, of such certificates of public officials and officers and representatives of the Credit Parties (as defined below) and we have made such inquiries of officers and representatives of the Credit Parties as we have deemed relevant or necessary, as the basis for the opinions set forth herein. Hexalon, Head LP, Head LLC and HAC are collectively referred to herein as the "CREDIT PARTIES" and individually as a "CREDIT PARTY".

     In rendering the opinions expressed below, we have, with your consent, assumed that the signatures of persons (other than the Credit Parties) signing all documents in connection with which this opinion is rendered are genuine, all documents submitted to us as originals or duplicate originals are authentic and all documents submitted to us as copies, whether certified or not, conform to authentic original documents. In giving the opinions expressed below, we have assumed with your permission and without independent investigation or verification of any kind the correctness of certain opinions set forth in the separate opinions of Arnall, Golden & Gregory dated the date hereof and delivered to you pursuant to Section 4.1(k)(i) of the Credit Agreement. Additionally, we have, with your consent, assumed and relied upon the following:

     (a) the accuracy and completeness of all certificates and other statements, documents, records, financial statements and papers reviewed by us, and the accuracy and completeness of all representations, warranties, schedules and exhibits contained in the Credit Documents, with respect to the factual matters set forth therein;

     (b) all parties to the documents reviewed by us are duly organized, validly existing and in good standing under the laws of all jurisdictions where they are conducting their businesses or otherwise required to be so qualified, and have full power and authority to execute, deliver and perform under such documents, all such documents have been duly authorized, executed and delivered by such parties and that each such document constitutes the valid and legally binding obligation of each such party (other than the Credit Parties and the Subsidiaries), enforceable against such party (other than the Credit Parties and the Subsidiaries) in accordance with its terms and that all necessary consents, approvals, authorizations, registrations, declarations and filings (governmental or otherwise) and all other conditions precedent with respect to the legal and valid execution and delivery of and performance under, the documents that we have examined by each party thereto other than the Credit Parties have been made or satisfied or have occurred and are in full force and effect;

     (c) neither the Agent, the Lenders nor any of their representatives have any knowledge (actual or constructive) of any adverse claim, lien, security interest, claim, encumbrance, interest or other condition of title affecting any of the Collateral under the Credit Documents, except for Liens described in the Credit Documents or any of the schedules thereto;

     (d) all items of Collateral for which possession must be taken by a secured party in order to perfect its security interest under Section 9-304 of the Uniform Commercial Code as currently enacted in Illinois (the "ILLINOIS UCC") or
Section 9-304 of the Uniform Commercial Code as currently enacted in New York (the "NEW YORK UCC") are in the possession or constructive possession of the Agent and not in the possession of any Credit Party, affiliates or agents or any other person acting on behalf of any Credit Party;

     (e) The Credit Parties have "rights" in and to each item of Collateral within the meaning of Section 9-203 of the Illinois UCC or Section 9-203 of the New York UCC consistent with and sufficient for purposes of the Credit Documents;

     (f) the proceeds of the Loans to be made on the Closing Date have been disbursed;

     (g) the descriptions of the Collateral in the applicable Credit Documents reasonably describe the property intended to be described as Collateral;

     (h) the Financing Statements shall be properly filed and recorded in a timely manner with the Filing Office, and all filing fees and any other taxes, charges or fees due in connection therewith shall be promptly paid when due; and

     (i) the Financing Statements give a correct address of the secured party from which information concerning the security interest to be perfected thereby may be obtained and give the correct mailing addresses and tax identification numbers of the applicable Credit Parties.

     Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring to the actual present knowledge of the particular Winston & Strawn attorneys who have represented the Credit Parties during the course of our representation of the Credit Parties in connection with the Credit Documents. Except as expressly set forth herein, we have not undertaken any independent investigation, examination or inquiry to determine the existence or absence of any facts (and have not caused the review of any court file or indices) and no inference as to our knowledge concerning any facts should be drawn as a result of the limited representation undertaken by us.

     Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that:

     1. The execution and delivery by any Credit Party of the Credit Documents to which it is a party, its borrowings in accordance with the terms of the Credit Documents, performance of its payment obligations thereunder and granting of the security interests to be granted by it pursuant to the Guarantee and Collateral Agreement will not result in any violation of (a) the organizational documents of such Credit Party or (b) assuming that proceeds of borrowings will be used in accordance with the terms of the Credit Agreement, any Federal, New York or Illinois statute or any rule or regulation issued pursuant to any Federal, New York or Illinois statute or any order known to us issued by any court or governmental agency or body.

     2. No consent, approval, authorization, order, filing, registration or qualification of or with any Federal, New York or Illinois governmental agency or body is required for the execution and delivery by any Credit Party of the Credit Documents to which it is a party, the borrowings by any Credit Party in accordance with the terms of the Credit Documents or the performance by the Credit Parties of their respective payment obligations under the Credit Documents or the granting of any security interests under the Guarantee and Collateral Agreement, except filings required for the perfection of security interests granted pursuant to the Guarantee and Collateral Agreement; provided, however, that we express no opinion in this paragraph with respect to matters relating to title or ownership of, liens or security interests in, or the transfer of, property.

     3. Assuming that each of the Credit Documents is a valid and legally binding obligation of the Lender party thereto, each Credit Document constitutes the valid and legally binding obligation of each Credit Party and Subsidiary which is a party thereto, enforceable against such Credit Party and Subsidiary in accordance with its terms.

     Our opinions expressed in paragraph 3 are subject to the following qualifications, in addition to the other qualifications set forth in this opinion letter:

     (A) the execution, delivery and performance of the Credit Documents by each of the parties thereto will not violate the respective parties' constituting documents; and

     (B) all Credit Documents have been duly authorized by all necessary corporate, partnership or limited liability company or other action on the part of all parties thereto, have been duly executed and delivered by such parties and are the legal, valid and binding obligations of such parties under the substantive laws of all applicable jurisdictions other than the State of New York.

     4. Each of the Financing Statements is in appropriate form for filing in the Filing Office.

     5. The Guarantee and Collateral Agreement creates in favor of the Agent for the benefit of the Lenders a security interest in the collateral described therein in which a security interest may be created under Article 9 of the New York UCC (the "ARTICLE 9 COLLATERAL").

     6. Upon the filing in the Filing Office of the Financing Statements, the Agent will have a perfected security interest for the benefit of the Lenders in that portion of the Article 9 Collateral in which a security interest is perfected by filing a financing statement under the Illinois UCC.

     Our opinions expressed in paragraph 6 are subject to the following qualifications, in addition to the other qualifications set forth in this opinion letter:

     (A) in the case of non-identifiable cash proceeds, continuation of perfection of Agent's security interest therein is limited to the extent set forth in Section 9-306 of the Illinois UCC or Section 9-306 of the New York UCC;

     (B) in the case of a security interest in or pledge of money or "instruments" (as such term is defined in Article 9 of the Illinois UCC or Article 9 of the New York UCC), other than money or instruments constituting "chattel paper" (as such term is defined in Article 9 of the Illinois UCC or Article 9 of the New York UCC), such security interest cannot be perfected by the filing of financing statements, but must be perfected by taking physical possession thereof;

     (C) in the case of all collateral, Section 9-403 of the Illinois UCC or
Section 9-403 of the New York UCC requires the filing of continuation statements within six months prior to the expiration of each five-year period following the original filing of such financing statements describing such collateral in order to continue the perfection of the Agent's security interest therein perfected by the filing of such financing statements;

     (D) in the case of property which becomes collateral after the date hereof,
Section 552 of the U.S. Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the U.S. Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case; and

     (E) the perfection of a security interest that is perfected by the filing of a financing statement will be terminated (1) under Section 9-402 of the Illinois UCC as to any Collateral acquired by any Credit Party more than four months after such Credit Party changes its name, identity or corporate structure so as to make the financing statement seriously misleading, unless new appropriate financing statements indicating the new name, identity or corporate structure of such Credit Party are properly filed before the expiration of such four months; and (2) under Sections 9-103 and 9-104 of the Illinois UCC or Sections 9-103 and 9-104 of the New York UCC as to any collateral consisting of accounts, general intangibles, mobile goods or chattel paper, four months after such Credit Party changes its chief executive office to a new jurisdiction outside the jurisdiction in which such Credit Party has its chief executive office (or, if earlier, when perfection under the laws of such jurisdiction would have ceased as set forth above) unless such security interests are perfected in such new jurisdiction before that termination.

     7. The Guarantee and Collateral Agreement creates in favor of the Agent for the benefit of the Lenders a security interest under the New York UCC in the investment property identified on Schedule 2 to the Guarantee and Collateral Agreement (the "PLEDGED SECURITIES"). Assuming that the Pledged Securities are "securities" as defined in Section 8-102(15) or 8-103 of the New York UCC, the Agent will have a perfected security interest in the Pledged Securities for the benefit of the Lenders under the New York UCC upon delivery to the Agent for the benefit of the Lenders in the State of New York of the certificates representing the Pledged Securities in registered form, indorsed in blank by an effective indorsement or accompanied by undated stock powers with respect thereto duly indorsed in blank by an effective indorsement. Assuming the Agent does not have notice of any adverse claim to the Pledged Securities, the Agent will acquire the security interest in the Pledged Securities for the benefit of the Lenders free of any adverse claim.

     The opinions as expressed herein are subject to the following qualifications:

     (a) the enforceability of the Credit Documents and the obligations of the Credit Parties thereunder and the availability of certain rights and remedial provisions provided for in the Credit Documents are subject to the effect of bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, arrangement, liquidation, conservatorship, and moratorium laws and are subject to limitations imposed by other laws and judicial decisions relating to or affecting the rights of creditors or secured creditors generally, and general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) upon the availability of injunctive relief or other equitable remedies, including, without limitation, where (i) the breach of such covenants or provisions imposes restrictions or burdens upon a debtor and it cannot be demonstrated that the enforcement of such remedies, restrictions or burdens is reasonably necessary for the protection of a creditor; (ii) a creditor's enforcement of such remedies, covenants or provisions under the circumstances, or the manner of such enforcement, would violate such creditor's implied covenant of good faith and fair dealing, or would be commercially unreasonable; or (iii) a court having jurisdiction finds that such remedies, covenants or provisions were, at the time made, or are in application, unconscionable as a matter of law or contrary to public policy;

     (b) as to our opinions set forth in paragraph 3 hereof, we express no opinion as to the enforceability of cumulative remedies to the extent such cumulative remedies purport to or would have the effect of compensating the party entitled to the benefits thereof in amounts in excess of the actual loss suffered by such party;

     (c) we express no opinion as to any Collateral (other than the Pledged Securities) as to which the creation and perfection of security interests therein are not governed by Article 9 of the Illinois UCC or Article 9 of the New York UCC or any Collateral consisting of goods that are or may become fixtures on any premises, nor do we express any opinion with respect to the creation, perfection or enforceability of security interests in property in which it is illegal or violative of governmental rules or regulations to grant a security interest, or "general intangibles" (as defined in the Illinois UCC or the New York UCC) which terminate or become terminable (pursuant to the terms of an agreement) if a security interest is granted therein, property subject to negative pledge clauses of which the Agent or the Lenders are aware, or any security interest in any "accounts," "chattel paper," "documents," "instruments" or "general intangibles" (as defined in the Illinois UCC or the New York UCC) with respect to which the account debtor or obligor is the United States of America, any state, county, city, municipality or other governmental body, or any department, agency or instrumentality thereof, unless the same has been assigned to the Agent pursuant to and in accordance with the Assignment of Claims Act of 1940, as amended, or any similar law or regulation relating to the assignment or pledge thereof;

     (d) except as set forth in paragraphs 6 and 7 above, we express no opinion as to the creation or perfection of a security interest in any Collateral, and we express no opinion as to the priority of any security interest;

     (e) we have not made nor undertaken to make any investigation of the state of title to the Collateral or the location thereof and we express no opinion with respect to the existence or title of such Collateral, any Credit Party's right in such Collateral, the location thereof or to the priority of the liens, security interests or pledges granted or purported to be granted by the Credit Documents;

     (f) any purported assignment of any agreement or any governmental approval, license or permit may be subject to restrictions upon assignment or transfer which, although not necessarily applicable to assignments intended as security, may be required to be satisfied before the Agent will be treated as an assignee (other than a collateral assignee) thereof, except to the extent that consents to or approvals of such assignment have been obtained from the appropriate governmental body or third party;

     (g) the rights of debtors, guarantors and other secured parties to receive notices under Sections 9-504 and 9-505 of the Illinois UCC or Sections 9-504 and 9-505 of the New York UCC may not be waived prior to default and the failure to comply with such notice requirements may bar or limit the recovery of any deficiency remaining after the retention or sale of repossessed Collateral and further, we express no opinion as to the right of the Agent to enforce any of its rights without notice to the Credit Parties and without judicial hearing or without bond, nor do we express any opinion as to whether the periods of notice set forth in the Credit Documents are enforceable;

     (h) certain provisions of the Credit Documents regarding the application of proceeds realized from the sale of Collateral do not make reference (although they do not have to in order to enable the Agent to exercise the rights and remedies of a secured party under the Illinois UCC or the New York UCC) to the Agent's and the Lenders' obligations to satisfy indebtedness due to the holders of subordinate security interests in such collateral under certain conditions under Section 9-504(1)(c) of the Illinois UCC or Section 9-504 (1)(c) the New York UCC or to account to the Credit Parties for any surplus proceeds;

     (i) notwithstanding certain language of the Credit Documents, the Agent and the Lenders may be limited to recovering only reasonable expenses with respect to the retaking, holding, preparing for sale or lease, selling, leasing and the like of Collateral and reasonable attorneys' fees and legal expenses and only reasonable compensation for funding losses, increased costs or yield protection;

     (j) the duties to exercise reasonable care in the custody and preservation of Collateral in a secured party's possession, to deal with and to dispose of Collateral in a commercially reasonable manner as required by the Illinois UCC or the New York UCC or other applicable law may not be disclaimed by agreement, modified, waived or released prior to a default;

     (k) provisions in the Credit Documents deemed to impose the payment of interest on interest may be unenforceable, void or voidable under applicable law;

     (l) any rights of the Agent to foreclose its liens or enforce its remedies against the Collateral must be enforced pursuant to the provisions of the Illinois UCC or the New York UCC and other applicable federal, state or local laws;

     (m) we express no opinion as to the validity, binding effect or enforceability of any indemnification provisions of the Credit Documents;

     (n) requirements in the Credit Documents specifying that provisions thereof may only be waived in writing may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents;

     (o) we express no opinion with respect to the validity, binding effect or enforceability of any provision of the Credit Documents which purports to authorize the Agent or any Lender to sign or file financing statements or other documents without the signature of any Credit Party (except to the extent a secured party may execute and file financing statements without the signature of the debtor under Section 9-402(2) of the Illinois UCC or Section 9-402 (2) the New York UCC);

     (p) we express no opinion with respect to the validity, binding effect or enforceability of any purported waiver, release or disclaimer under any of the Credit Documents relating to (i) statutory or equitable rights and defenses of any Credit Party which are not subject to waiver, release or disclaimer, or (ii) rights or claims of, or duties owing to, any Credit Party (including, without limitation, any waiver, release or disclaimer of any provision of the Illinois UCC or the New York UCC) to the extent limited by Sections 1-102(3), 9-207 and 9-501(3) of the Illinois UCC or Sections 1-102(3), 9-207 and 9-501(3) of the New York UCC or other provisions of applicable law, or to the extent such rights, claims and duties otherwise exist as a matter of law except to the extent any Credit Party has effectively so waived, released or disclaimed such rights, claims or duties in accordance with Section 9-501 of the Illinois UCC or Section 9-501 of the New York UCC or other applicable law;

     (q) we express no opinion as to the Agent's ability to use "self-help" remedies to repossess the Collateral if a breach of the peace were to occur and if any provisions in the Credit Documents grant "self-help" remedies, they may be enforceable only after the entry of an order by a court having jurisdiction over the matter permitting the enforcement of such remedies;

     (r) certain other rights, remedies and waivers (other than those reflected in the foregoing qualifications and assumptions) contained in the Credit Documents may be rendered ineffective, or limited by, applicable laws, rules, regulations, constitutional requirements or judicial decisions governing such provisions, but such laws, rules, regulations, constitutional limitations and judicial decisions do not, in our opinion (subject to the other qualifications and comments set forth in this opinion letter), make the Credit Documents inadequate for the practical realization of the benefits and/or security provided by such Credit Documents, although they may result in a delay thereof (and we express no opinion with respect to the economic consequences of any such delay);

     (s) we express no opinion with respect to the applicability or effect of federal or state anti-trust, tax, securities or "blue sky" laws or Regulations T, U or X of the Board of Governors of the Federal Reserve System with respect to the transactions contemplated by the Credit Documents;

     (t) we express no opinion with respect to the validity, binding effect or enforceability of any provision of the Credit Documents purporting to establish evidentiary standards or a consent to jurisdiction and venue or waiving service of process or demand or notice and hearing or constitutional rights (including a jury trial) or purporting to eliminate any obligation to marshall assets;

     (u) we express no opinion with respect to any provisions of the Credit Documents purporting to appoint any Person as attorney-in-fact or agent for any Credit Party;

     (v) we express no opinion as to the severability of any provision of the Credit Documents; and

     (w) we express no opinion as to the enforceability of any provisions in the Credit Documents relating to consent to jurisdiction insofar as such provisions purport to confer subject matter jurisdiction to a federal court.

     The opinions expressed herein are based upon and are limited to the laws of the State of Illinois, the State of New York and the laws of the United States of America and we express no opinion with respect to the laws of any other state or jurisdiction.

     Our opinions set forth in this letter are based upon the facts in existence and laws in effect on the date hereof and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

     This opinion letter is solely for the benefit of the addressees hereof in connection with the execution and delivery of the Credit Agreement, provided that this opinion letter may be relied upon by any Lender which becomes a party to the Credit Agreement in accordance with Section 9.6 of the Credit Agreement. This opinion letter may not be relied upon in any manner by any other person and may not be disclosed, quoted or otherwise referred to without our prior written consent.

                                     Very truly yours,




                                     WINSTON & STRAWN


                                    EXHIBIT A
------------------------------------------------------------ ---------------------------------------------------------
                          ENTITY                                         STATE OF ORGANIZATION
                          ------                                         ---------------------
------------------------------------------------------------ ---------------------------------------------------------
Bellwether Properties of Florida (Limited)                   Florida limited partnership
------------------------------------------------------------ ---------------------------------------------------------

HRE - Countryside, Inc.                                      Delaware corporation
------------------------------------------------------------ ---------------------------------------------------------

HRE - Clearwater, Inc.                                       Delaware corporation
------------------------------------------------------------ ---------------------------------------------------------

North Olmsted, Inc.                                          Delaware corporation
------------------------------------------------------------ ---------------------------------------------------------

Motown Mall General, Inc.                                    Delaware corporation
------------------------------------------------------------ ---------------------------------------------------------

TLN Limited Partnership                                      Delaware limited partnership
------------------------------------------------------------ ---------------------------------------------------------

Detroit Partners Limited Partnership                         Michigan limited partnership
------------------------------------------------------------ ---------------------------------------------------------

Detroit Partners II Limited Partnership                      Michigan limited partnership
------------------------------------------------------------ ---------------------------------------------------------

Maplewood Mall Associates Limited Partnership                Delaware limited partnership
------------------------------------------------------------ ---------------------------------------------------------

HRE Maplewood, Inc.                                          Delaware corporation
------------------------------------------------------------ ---------------------------------------------------------

HRE Minneapolis, Inc.                                        Delaware corporation
------------------------------------------------------------ ---------------------------------------------------------

HRE North Star, Inc.                                         Delaware corporation
------------------------------------------------------------ ---------------------------------------------------------

HRE San Antonio, Inc.                                        Delaware corporation
------------------------------------------------------------ ---------------------------------------------------------

North Star Mall Associates Limited Partnership               Delaware limited partnership
------------------------------------------------------------ ---------------------------------------------------------

HRE Finance, Inc.                                            Delaware corporation
------------------------------------------------------------ ---------------------------------------------------------

South Park Mall Limited Partnership                          North Carolina limited partnership
------------------------------------------------------------ ---------------------------------------------------------

HRE - South Park, Inc.                                       North Carolina corporation
------------------------------------------------------------ ---------------------------------------------------------

HRE - Charlotte, Inc.                                        North Carolina corporation
------------------------------------------------------------ ---------------------------------------------------------

RNA-SI-SKS, LLC                                              Delaware limited liability company
------------------------------------------------------------ ---------------------------------------------------------

RNA-SI, LLC                                                  Delaware limited liability company
------------------------------------------------------------ ---------------------------------------------------------

HRE Altamonte, Inc.                                          Delaware corporation
------------------------------------------------------------ ---------------------------------------------------------

HRE Danbury, Inc.                                            Delaware corporation
------------------------------------------------------------ ---------------------------------------------------------


------------------------------------------------------------ ---------------------------------------------------------
                          ENTITY                                         STATE OF ORGANIZATION
                          ------                                         ---------------------
------------------------------------------------------------ ---------------------------------------------------------
HRE Valencia, Inc.                                           Delaware corporation
------------------------------------------------------------ ---------------------------------------------------------

HRE Paramus Park, Inc.                                       Delaware corporation
------------------------------------------------------------ ---------------------------------------------------------

HRE Nashland, Inc.                                           Delaware corporation
------------------------------------------------------------ ---------------------------------------------------------

HRE Twelve Oaks, Inc.                                        Delaware corporation
------------------------------------------------------------ ---------------------------------------------------------

HRE Pheasant Lane Store, Inc.                                Delaware corporation
------------------------------------------------------------ ---------------------------------------------------------

HRE-South Park, Inc.                                         Delaware corporation
------------------------------------------------------------ ---------------------------------------------------------

HRE-Charlotte, Inc.                                          Delaware corporation
------------------------------------------------------------ ---------------------------------------------------------

Rodamco USA, Inc.                                            Delaware corporation
------------------------------------------------------------ ---------------------------------------------------------

Detroit Investments, Inc.                                    Delaware corporation
------------------------------------------------------------ ---------------------------------------------------------

745 Fifth, Inc.                                              Delaware corporation
------------------------------------------------------------ ---------------------------------------------------------

Realco Fifth, Inc.                                           Delaware corporation
------------------------------------------------------------ ---------------------------------------------------------

RNA Coast Investments, Inc.                                  Delaware corporation
------------------------------------------------------------ ---------------------------------------------------------

Motown Mall Limited, Inc.                                    Delaware corporation
------------------------------------------------------------ ---------------------------------------------------------

Novi Mall Associates                                         Michigan co-partnership
------------------------------------------------------------ ---------------------------------------------------------

Great Northern Partnership                                   Ohio general partnership
------------------------------------------------------------ ---------------------------------------------------------

745 Associates                                               New York general partnership
------------------------------------------------------------ ---------------------------------------------------------

Rodamco Partners                                             New York general partnership
------------------------------------------------------------ ---------------------------------------------------------